                                                                      Exhibit 99
                                                                      ----------



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             WESTOWER CORPORATION,

                    WESTOWER TELETRONICS ACQUISITION CORP.,

                     TELETRONICS MANAGEMENT SERVICES, INC.,

                                      AND

           THE SHAREHOLDERS OF TELETRONICS MANAGEMENT SERVICES, INC.

                               TABLE OF CONTENTS

                                                                                               Page
                                                                                              -----
ARTICLE 1.    THE MERGER.......................................................................  1
        1.1   Merger...........................................................................  1
        1.2   Articles of Incorporation........................................................  2
        1.3   Bylaws...........................................................................  2
        1.4   Directors and Officers...........................................................  2

ARTICLE 2.    CONVERSION AND EXCHANGE OF STOCK.................................................  2
        2.1   Merger Terms.....................................................................  2
        2.2   Closing..........................................................................  2

ARTICLE 3.    DEFAULT..........................................................................  3
        3.1   Default at Closing...............................................................  3

ARTICLE 4.    REPRESENTATIONS AND WARRANTIES OF THETELETRONICS ENTITIES AND THE SHAREHOLDERS...  3
        4.1   Organization Standing and Qualification..........................................  3
        4.2   Capitalization...................................................................  4
        4.3   Stock Ownership..................................................................  4
        4.4   No Subsidiaries, Partnerships or Joint Ventures..................................  4
        4.5   Financial Statements.............................................................  4
        4.6   Title to Properties..............................................................  4
        4.7   Tax Matters......................................................................  5
        4.8   Litigation and Labor Matters.....................................................  6
        4.9   Patents, Trademarks, and Copyrights..............................................  6
        4.10  Contracts and Commitments........................................................  6
        4.11  Absence of Undisclosed Liabilities...............................................  8
        4.12  Existing Condition...............................................................  8
        4.13  Validity of Contemplated Transactions............................................  8
        4.14  Licenses and Permits.............................................................  8
        4.15  Transactions with Affiliates.....................................................  8
        4.16  Bank Accounts, Directors and Officers............................................  8
        4.17  Employees of the Teletronics Entities............................................  9
        4.18  Employee Benefit Plans...........................................................  9
        4.19  Investment Representations....................................................... 10
        4.20  Information Related to Westower.................................................. 10

ARTICLE 5.    REPRESENTATIONS AND WARRANTIES OF WESTOWER AND SUB............................... 11
        5.1   Organization and Existence....................................................... 11

                                      (i)

        5.2   Power and Authority.............................................................. 11
        5.3   Authorization.................................................................... 11
        5.4   Binding Effect................................................................... 11
        5.5   Capitalization................................................................... 12
        5.6   Westower Stock................................................................... 12
        5.7   Westower Financial Statements.................................................... 12
        5.8   No Default....................................................................... 12
        5.9   No Consents...................................................................... 12
        5.10  No Knowledge of the Shareholder's Default........................................ 12
        5.11  Filings with the SEC............................................................. 12
        5.12  Subsequent Events; Investment Information........................................ 13
        5.13  Full Disclosure.................................................................. 13
        5.14  Tax-Free Merger.................................................................. 13
        5.15  No Redemptions................................................................... 13
        5.16  Creation and Control of Sub...................................................... 13
        5.17  Issuance of Teletronics Shares................................................... 14
        5.18  Continuation of Teletronics...................................................... 14
        5.19  Not Investment Company........................................................... 14
        5.20  Reliance......................................................................... 14

ARTICLE 6.    COVENANTS........................................................................ 14
        6.1   Business in the Ordinary Course.................................................. 14
        6.2   Accounting and Credit Changes.................................................... 14
        6.3   Capitalization, Options and Dividends............................................ 14
        6.4   Encumbrance of Assets............................................................ 15
        6.5   Employment Agreements............................................................ 15
        6.6   Access........................................................................... 15
        6.7   Good Will........................................................................ 15
        6.8   Exclusive Rights to Westower..................................................... 15
        6.9   Election to Close Books.......................................................... 15

ARTICLE 7.    POST-CLOSING COVENANTS........................................................... 15
        7.1   Stock Plans...................................................................... 15
        7.2   Personal Guarantees.............................................................. 16
        7.3   Registration Rights.............................................................. 16
        7.4   Employment  Agreements........................................................... 16
        7.5   Covenant Not to Compete.......................................................... 16
        7.6   Audit............................................................................ 18
        7.7   Westower Stock................................................................... 18

ARTICLE 8.    INDEMNIFICATION.................................................................. 20
        8.1   Indemnification by the Shareholders.............................................. 20

                                      (ii)

        8.2   Indemnification by Westower...................................................... 20
        8.3   Indemnification Procedure for Third-Party Claims................................. 21
        8.4   Walker Ranch Tower Accident...................................................... 21

ARTICLE 9.    CONDITIONS PRECEDENT TO WESTOWER'S AND SUB'S OBLIGATIONS......................... 22
        9.1   Representations and Warranties................................................... 22
        9.2   Compliance with Agreements....................................................... 22
        9.3   Opinion of Counsel............................................................... 22
        9.4   Material Damage.................................................................. 23
        9.5   Employment Agreements............................................................ 23

ARTICLE 10.   CONDITIONS PRECEDENT TO TELETRONICS' AND SHAREHOLDERS' OBLIGATIONS............... 23
        10.1  Representations and Warranties................................................... 23
        10.2  Compliance with Agreements....................................................... 24
        10.3  Opinion of Counsel............................................................... 24
        10.4  Material Damage.................................................................. 24
        10.5  Agreements....................................................................... 24
        10.6  Listing of Westower Stock........................................................ 24

ARTICLE 11.   MISCELLANEOUS.................................................................... 24
        11.1  Broker Fees...................................................................... 24
        11.2  Survival of Representations and Warranties....................................... 24
        11.3  Knowledge........................................................................ 25
        11.4  Materiality...................................................................... 25
        11.5  Expenses......................................................................... 25
        11.6  Announcements.................................................................... 25
        11.7  Further Actions and Assurances................................................... 25
        11.8  Counterparts..................................................................... 25
        11.9  Contents of Agreement; Parties in Interest....................................... 25
        11.10 Washington Law to Govern......................................................... 25
        11.11 Section Headings and Gender...................................................... 26
        11.12 Schedules........................................................................ 26
        11.13 Notices.......................................................................... 26
        11.14 Confidential Information......................................................... 27

                                     (iii)

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER is entered as of the 23rd day of October, 1998 by and among WESTOWER CORPORATION, a Washington corporation ("Westower"), WESTOWER TELETRONICS ACQUISITION CORP., a Washington corporation and wholly-owned subsidiary of Westower ("Sub"), TELETRONICS MANAGEMENT SERVICES, INC., a Washington corporation ("Teletronics"), and the undersigned holders of capital stock of Teletronics (each a "Shareholder" and together the "Shareholders").

                                   RECITALS:
                                   --------

     A. The Shareholders are the holders of all of the issued and outstanding shares of capital stock of Teletronics, par value $.01 per share (the "Teletronics Shares"), and the holders of all the issued and outstanding shares of capital stock (the "Realty Shares") of Teletronics Realty Services, Inc., a Washington corporation ("Realty" and together with Teletronics the "Teletronics Entities").

     B. The respective boards of directors of Westower, Sub and Teletronics deem it advisable and in the best interest of Sub and Teletronics and their respective shareholders, that Sub merge with and into Teletronics (the "Merger") pursuant to this Agreement and Plan of Merger and the applicable provisions of the laws of the State of Washington.

     C. Immediately prior to the Merger, the Shareholders will contribute all the Realty Shares owned by them to Teletronics.

     D. Westower, Sub and Teletronics intend the Merger to be a reorganization within the meaning of Internal Revenue Code (S) 368(a).

                                   AGREEMENTS
                                   ----------

     NOW, THEREFORE, in consideration of the recitals and of the respective covenants, representations and agreements herein contained, it is hereby covenanted and agreed by and among the parties that they shall carry out and consummate the following Agreement and Plan of Merger (the "Agreement"):

                                   ARTICLE 1.

                                   THE MERGER

      1.1 Merger. Upon the filing of Articles of Merger with the Secretary of State of the State of Washington, in the form attached to this Agreement as
Exhibit 1.1, Sub shall be merged with and into Teletronics pursuant to this Agreement, the separate existence of Sub shall cease, and Teletronics shall survive as a corporation organized under and governed by the laws of the State of

Washington. Teletronics, as it exists from and after the Merger, is sometimes referred to as the "Surviving Corporation."

      1.2 Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation in effect immediately prior to the Merger shall continue in full force and effect and remain the Articles of Incorporation of the Surviving Corporation until the same shall be altered, amended or repealed in accordance with applicable law.

      1.3 Bylaws. The Bylaws of Sub in effect immediately prior to the Merger shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

      1.4 Directors and Officers. The Board of Directors of the Surviving Corporation shall initially consist of Peter T. Holland, Brent Wysocki, Calvin
J. Payne, S. Roy Jeffrey and Peter Lucas, who shall hold office in each case in accordance with the Bylaws of the Surviving Corporation. The initial officers of the Surviving Corporation shall be:

               Peter T. Holland     President
               Brent Wysocki        Vice President
               Peter Lucas          Vice President, Treasurer and
                                    Secretary

Each officer shall hold office as provided in the Bylaws of the Surviving Corporation.

                                   ARTICLE 2.

                        CONVERSION AND EXCHANGE OF STOCK

      2.1 Merger Terms. The consideration to be paid to the Shareholders in the Merger (the "Merger Consideration") shall consist of cash and shares of common stock, par value $.01 per share, of Westower ("Westower Stock"). In the Merger, each outstanding Teletronics Share shall be converted into and become the right to receive: (a) $1,000 in cash; plus (b) 188.076 shares of Westower Stock. No fractional shares of Westower Stock will be issued. The number of shares to be issued to any Shareholder will be rounded downward to the nearest whole share and cash will be paid in lieu of any fraction based upon at the closing price of Westower Stock on the American Stock Exchange ("Amex") on the trading day immediately prior to the Closing Date (hereinafter defined). Each outstanding share of Sub shall be converted into and become one share of common stock of the Surviving Corporation.

      2.2 Closing. The closing (the "Closing") of the Merger shall take place at the offices of Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, Pennsylvania 19103 at 2:00 p.m. on the date of execution and delivery of this Agreement or on such other date as the parties hereto may mutually agree upon (the "Closing Date"). At the Closing, the Shareholders shall deliver, (i) free and clear of all liens and encumbrances, claims and other charges thereon of every kind, the certificate(s) representing the Teletronics Shares in negotiable form, duly endorsed in blank or with separate stock transfer powers attached; (ii) signed Employment Agreements, as described in Section 7.4 of this Agreement;
(iii) a signed Registration Rights Agreement, as described in Section 7.3 of this Agreement; (iv) the signed Articles of Merger, as described in Section 1.1 of this Agreement; and (v) the other deliveries required by this Agreement. At the Closing, Westower shall deliver (i) the cash portion of the Merger Consideration, in immediately available funds; (ii) the number of shares of Westower Stock determined under Section 2.1 of this Agreement, free and clear of all liens and encumbrances, claims and charges thereon of every kind but subject to the restrictions set forth in Section 7.7, represented by certificates or an irrevocable direction to Westower's transfer agent to deliver such shares; (iii) a signed Registration Rights Agreement, as described in Section 7.3 of this Agreement; (iv) signed Employment Agreements, as described in Section 7.4 of this Agreement; (v) the signed Articles of Merger, as described in Section 1.1 of this Agreement; and (vi) the other deliveries required by this Agreement. If certificates for the Westower Stock are not delivered at Closing, certificates shall be delivered to the Shareholders as soon as they are made available by Westower's transfer agent.

                                   ARTICLE 3.

                                    DEFAULT

      3.1 Default at Closing. If Teletronics or any of the Shareholders, on one hand, or Westower and Sub, on the other hand, fails or refuses to consummate the transactions described in this Agreement, the other party at its option, may refuse to complete the transaction and thereby terminate all of its obligations hereunder. Such refusal shall not limit (i) any remedies available to the parties for breach of this Agreement and (ii) any remedies available to the parties pursuant to the Escrow Agreement dated August 31, 1998 among Chase Manhattan Bank and Trust Company, N.A., Teletronics and Westower.

                                   ARTICLE 4.

                     REPRESENTATIONS AND WARRANTIES OF THE
                   TELETRONICS ENTITIES AND THE SHAREHOLDERS

     To induce Westower and Sub to enter into this Agreement and consummate the transactions contemplated hereby, the Teletronics Entities (except as to Sections 4.19 and 4.20) and each of the Shareholders severally and not jointly represent and warrant to Westower and Sub that the statements contained in this
Article 4 are true and complete:

      4.1 Organization Standing and Qualification. The Teletronics Entities are corporations duly organized, validly existing and in good standing under the laws of the State of Washington, and have all requisite corporate power and authority to perform their businesses as presently conducted and to own and lease the properties used in connection therewith. A complete and correct copy of the Articles of Incorporation and all amendments thereto of the

Teletronics Entities certified by the Secretary of State of Washington and a complete and correct copy of their Bylaws and all amendments thereto, certified by their Secretary, have been delivered to Westower. The Teletronics Entities are duly qualified to do business and are in good standing to do business as a foreign corporation in California, Florida and Texas (and Teletronics is also qualified in Illinois and Nevada), which constitute all jurisdictions in which the failure to so qualify would have a material adverse effect on their businesses or the ownership of their property.

      4.2 Capitalization. The total authorized capital stock of Teletronics consists of 10,000 shares of common stock, par value $.01 per share, of which 1,000 shares are outstanding and 500 shares are held by Peter T. Holland and 500 shares are held by Brent Wysocki. All of the Teletronics Shares are validly issued, fully paid and non-assessable.

      4.3 Stock Ownership. The Shareholders are the lawful owners of record and beneficially of the number of Teletronics Shares set forth in Section 4.2, free and clear of all liens and encumbrances, claims and charges of every kind.

      4.4 No Subsidiaries, Partnerships or Joint Ventures. Neither of the Teletronics Entities owns any equity interest in any corporation, joint venture, partnership or other entity.

      4.5 Financial Statements. Attached hereto as Schedule 4.5 are copies of the following financial statements:

          (a) Balance sheets.  Balance sheets of each of the Teletronics
              --------------
Entities as of September 30, 1998 (the "Balance Sheet Date") (unaudited) and December 31, 1997 (unaudited), which balance sheets together with any notes to the financial statements present fairly the financial condition and assets and liabilities of the Teletronics Entities as of their respective dates in accordance with generally accepted accounting principles consistently applied except as may be otherwise disclosed therein. The balance sheets as of September 30, 1998 is hereinafter referred to as the "1998 Balance Sheets."

          (b) Statements of Income, etc.  A statement of income of each of the
              --------------------------
Teletronics Entities for the period ended September 30, 1998 (unaudited) and statements of income, changes in Shareholders' equity and cash flows of each of the Teletronics Entities for the year ended December 31, 1997 (unaudited), which statements, together with any notes to the respective financial statements present fairly the income, changes in shareholders' equity and cash flows of the Teletronics Entities for such periods in accordance with generally accepted accounting principles consistently applied except as may be otherwise disclosed therein.

      4.6 Title to Properties. The Teletronics Entities have good and marketable title to all of their properties and assets reflected in the 1998 Balance Sheets (except properties and assets sold or otherwise disposed of since the Balance Sheet Date in the normal and ordinary course of business), free and clear of all mortgages, liens, pledges, charges or other encumbrances of any nature whatsoever, except (i) any mortgages, liens, pledges, charges or other encumbrances disclosed in the 1998 Balance Sheets; (ii) liens for current taxes not yet due and payable, or (iii) encumbrances disclosed in Schedule 4.6.
Except as set forth on Schedule 4.6, the Teletronics Entities neither own nor formerly owned any real estate.

      4.7 Tax Matters.  Except as set forth in the attached Schedule 4.7:

          (a) The Teletronics Entities have timely filed all Tax Returns (as hereinafter defined) that they were required to file. All such Tax Returns were correct and complete, and all Taxes (as hereinafter defined) owed by the Teletronics Entities shown on any Tax Return for periods ending on or before August 31, 1998 have been paid or properly accrued on the 1998 Balance Sheets.

          (b) The Teletronics Entities have complied with all laws relating to the withholding of Taxes.

          (c) The Teletronics Entities have not filed a consent agreement under
Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

          (d) The Teletronics Entities are not a real property holding company under Section 897 of the code.

          (e) There is no outstanding unresolved Tax deficiency of either of the Teletronics Entities, and no Tax Returns filed with respect to either of the Teletronics Entities currently are the subject of an audit.

          (f) The Teletronics Entities have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (g) The Teletronics Entities are not a party to any tax-sharing agreement and have no liability for the tax obligations of any other taxpayer.

          (h) Each of the Teletronics Entities has made a valid election to be treated as an S corporation within the meaning of Section 1361 of the Code ("S Corporation"), and such election has been in effect for each of their taxable years. Each of the Teletronics Entities has qualified and will qualify as an S Corporation at all times up to and including the Closing Date. Neither of the Teletronics Entities has been nor will be subject to any taxes pursuant to
Section 1363 (d) or Section 1374 of the Code at any time up to and including the Closing Date.

     For purposes of this Agreement, "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     For purposes of this Agreement, "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      4.8 Litigation and Labor Matters. Except as disclosed in Schedule 4.8 hereto:

          (a) There is no litigation, proceeding or governmental investigation pending or, to the knowledge of the Teletronics Entities, threatened against either of the Teletronics Entities, their properties or their business; and

          (b) The Teletronics Entities have not committed, and have not received any notice of or claim that either of the Teletronics Entities have committed, any unfair labor practice under applicable federal or state law.

      4.9 Patents, Trademarks, and Copyrights. Schedule 4.9 attached hereto sets forth all patents, patent applications, registered trademarks, registered service marks, trademarks and service mark applications, unregistered trademarks and service marks, copyrights and copyright applications, owned or filed by the Teletronics Entities or in which the Teletronics Entities have an interest and the nature of such interest. No other patent, trademark, service mark, copyright or license is necessary to permit the business of the Teletronics Entities to be conducted as they are now conducted. To the knowledge of the Teletronics Entities, and except as disclosed on Schedule 4.9, no person, firm or corporation has any proprietary, financial or other interest in any such patents, patent applications, registered trademarks, registered service marks, trademarks and service mark applications, unregistered trademarks and service marks, copyrights and copyright applications. To the knowledge of the Teletronics Entities, they are not infringing on any patent, trademark, or service mark or copyright or otherwise violating the intellectual property rights of any third party.

      4.10 Contracts and Commitments.  Except as listed and identified in
Schedule 4.10 hereto or contemplated by this Agreement, neither of the Teletronics Entities is a party to any written or oral:

          (a) contract or commitment with any employer, former director or employee or consultant;

          (b) contract or commitment with any labor union or employee group;

          (c) contract or commitment for the future purchase of, or payment for, raw materials, supplies or products that individually total $10,000 or more;

          (d) contract or commitment to sell or supply products or to perform services that individually total $10,000 or more without the ability on the part of the Teletronics Entity to increase such price or to cancel the contract or commitment without any liability on the part of the Teletronics Entity;

          (e) contract or commitment continuing over a period of more than six months from the date of this Agreement;

          (f) lease under which it is either lessor or lessee (and other than the assets leased pursuant to leases listed on Schedule 4.10, there are no other material assets or properties necessary or utilized in the business and operations of the Teletronics Entities that are not owned by the Teletronics Entity);

          (g) bonus, pension, profit sharing, retirement, stock purchase, stock option hospitalization, insurance, vacation pay or any similar plan or practice, including but not limited to any welfare benefit plan as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"), formal or informal, in effect with respect to any of the Teletronics's Entities' employees or former employees (collectively, the "Plans");

          (h) contract or commitment for the borrowing of money or other agreement or arrangement for a line of credit;

          (i) contract or commitment for any charitable contribution;

          (j) contract or commitment for capital expenditures in excess of $10,000;

          (k) contract or commitment for limiting or restraining it from engaging in any lines of business with any person, firm, corporation or any other entity;

          (l) contract not made in the ordinary course of business; or

          (m) license agreement.

          Except as stated in Schedule 4.10 hereto and for delays, minor failures to meet specifications or other minor defaults which are normal in the conduct of the business between the Teletronics Entities and other parties to the above contracts, the Teletronics Entities have complied with the provisions thereof, are not in default thereunder, and to the knowledge of the Teletronics Entities, all other parties to the above contracts have complied with the provisions thereof, are not in default thereunder, and no event has occurred which but for the passage of time or the giving of notice would constitute a default thereunder.

      4.11 Absence of Undisclosed Liabilities. To the knowledge of the Teletronics Entities, there are no material liabilities or obligations of the Teletronics Entities of any nature whatsoever, whether accrued, absolute, contingent, or otherwise, except (i) as identified on Schedule 4.11, (ii) to the extent reflected in the 1998 Balance Sheets and not heretofore paid or discharged and (iii) liabilities incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business since the Balance Sheet Date.

      4.12 Existing Condition. Except as disclosed in Schedule 4.12 hereto, since the Balance Sheet Date, there has not been (i) any material adverse change in the financial condition or in the results of operations, business or properties of the Teletronics Entities; (ii) any material damage, destruction or loss, whether or not covered by insurance, affecting the operations, business or properties of the Teletronics Entities; (iii) any declaration, setting aside or payment of any dividend, or any distribution in respect of capital stock of the Teletronics Entities, or any redemption, purchase or other acquisition of any kind of any shares of the Teletronics Entities; (iv) any increase in the compensation payable by the Teletronics Entities to any of their officers, directors or employees; or (v) any change in the terms of any bonus, insurance, pension or other benefit plan for or with any officer, director or employee which increases amounts paid, payable to or to become payable thereunder.

      4.13 Validity of Contemplated Transactions. Neither the execution and delivery of this Agreement nor the consummation of the transactions provided for herein will violate any material agreement to which either of the Teletronics Entities is a party or by which they are bound or any law, order or decree or any provision of the Articles of Incorporation or Bylaws of the Teletronics Entities. Teletronics and the Shareholders have full legal authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby, and this Agreement constitutes the valid obligation of Teletronics and the Shareholders legally binding upon them in accordance with its terms.

      4.14 Licenses and Permits. To the knowledge of the Teletronics Entities, they have all material licenses and permits necessary in the conduct of their businesses as presently conducted.

      4.15 Transactions with Affiliates. No director, officer or shareholder of either of the Teletronics Entities owns or during the last two years has owned, directly or indirectly, or has, or during the last two years has had, an ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, any business arrangement or relationship of any kind with either of the Teletronics Entities except as described in Schedule 4.15 hereto. All relationships described in Schedule 4.15 will terminate as of the Closing Date.

      4.16 Bank Accounts, Directors and Officers. Schedule 4.16 hereto contains a true and correct list of the name and location of each bank in which the Teletronics Entities have an account, each safety deposit box or custody agreement and the names of the persons authorized to draw thereon or to withdraw therefrom, and also sets forth the names of all directors and officers of the Teletronics Entities.

      4.17 Employees of the Teletronics Entities. Schedule 4.17 attached hereto sets forth a list of the employees of the Teletronics Entities, their positions and rates of compensation. Except as disclosed on Schedule 4.10 attached hereto, there are no outstanding claims for wages, vacations, or other benefits or compensation of any type or description, whether currently payable or deferred under any defined benefit pension plan, any defined contribution pension plan, any implied or deemed employee benefit or plan, or any welfare plan or otherwise or any other policy, program or practice, whether formal or informal, by any of Teletronics Entities' employees or any other individuals covered by or eligible under such plans or programs, other than wages that will become due for current pay periods and/or benefits that have accrued through the Closing Date and will become payable in the future. There are no existing or, to the knowledge of the Teletronics Entities, threatened claims by any of the Teletronics Entities' employees with respect to any applicable workers' compensation, worker health or safety, equal employment opportunity or discrimination, wage and hour, wrongful discharge, personnel or other employment related statutes, laws or common law rights of any type or description. Except as disclosed on Schedule 4.10 attached hereto, there is no collective bargaining agreement in existence between the Teletronics Entities and a collective bargaining representative for any of the Teletronics Entities' employees, and during the one (1) year period immediately preceding the date of this Agreement there has not been any union organizing activities or proceedings involving, or any petitions for election of or demands for recognition by, a labor union or labor organization as the exclusive bargaining agent for any of the Teletronics Entities' employees. The Teletronics Entities have not received notice of any proceeding involving either of the Teletronics Entities currently pending before the National Labor Relations Board, including but not limited to any wherein a labor organization is seeking representation of any of the Teletronics Entities' employees.

      4.18 Employee Benefit Plans.

          (a) Each of the Plans has been administered in compliance with its terms and all filing, reporting, disclosure and other requirements of ERISA and the requirements of the Code have been materially satisfied with respect to each of the Plans.

          (b) No "withdrawal liability" (as that term is used in Section 4201 of ERISA) has been or is reasonably expected to be assessed against the Teletronics Entities, nor are the Teletronics Entities otherwise aware of any facts or
circumstances that could lead to assessment of withdrawal liability.   The
Teletronics Entities have not withdrawn, either partially or completely, from any multi-employer plans.

          (c) Neither any of the Plans nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA) in connection with which any of the Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Plans or any such trust could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

          (d) The Teletronics Entities are not aware and have received no notice that they have incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") with respect to any of the Plans or with respect to any other employee benefit plan maintained or contributed to by the Teletronics Entities that has been terminated or otherwise discontinued prior to the date of this Agreement. The PBGC has not instituted proceedings to terminate any of the Plans. The Teletronics Entities have not received any notice of and has no knowledge of a "reportable event" (within the meaning of Section 4043(b) of ERISA).

          (e) Full payment has been made of all amounts which the Teletronics Entities are required to pay under the terms of each of the Plans as a contribution to the Plans as of the last day of the most recent fiscal year of each of the Plans ended prior to the date of this Agreement. None of the Plans nor any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans ended prior to the date of this Agreement or the most recent contribution date as required under the terms of any such Plans if later.

          (f) Each of the Plans is in compliance in all material respects with applicable federal, state and local laws, including but not limited to ERISA. Each of the Plans that is intended to be "qualified" has been administered in accordance with the requirements of Section 401(a) of the Code, and a determination letter has been received from the IRS with respect to qualification of such Plans, and no facts or circumstances exist which would adversely affect the qualified status of the Plans.

      4.19 Investment Representations. Each Shareholder is acquiring the Westower Stock issuable to such Shareholder hereunder for such Shareholder's own account for investment, with no present intention of reselling or otherwise distributing the same, except (i) pursuant to an offering of shares duly registered under the Securities Act of 1933, as amended, (the "Securities Act") or (ii) under other circumstances which do not require registration under the Securities Act and applicable state securities laws.

      4.20 Information Related to Westower. Each Shareholder is an "accredited investor" as defined in Rule 501 under the Securities Act. Each Shareholder has received and had an opportunity to review Westower's Rule 424(b)(1) Prospectus filed with the Securities and Exchange Commission ("SEC") on September 23, 1998, Form 10-Q filed with the SEC on October 15, 1998 and Forms 8-K filed with the SEC on September 15 and October 9, 1998 (the "Westower SEC Filings"). Each Shareholder acknowledges that Westower has made available to the Shareholders the opportunity to ask questions and receive answers concerning Westower and the Westower Stock and to obtain any additional information which Westower possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of such additional information and/or the Westower SEC Filings. Each Shareholder possesses such knowledge and experience in financial and business matters or has been advised by such persons who do possess such knowledge that he is capable of evaluating the merits and risks of the investment in Westower Stock contemplated by this Agreement.

                                   ARTICLE 5.

               REPRESENTATIONS AND WARRANTIES OF WESTOWER AND SUB

     Where a representation or warranty contained in this Agreement is qualified by the phrase "to Westower's knowledge" (or words of similar import), such expression means that the chief executive officer and the chief financial officer of Westower believe the statement to be true, accurate, and complete in all material respects. Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known. Westower and Sub jointly and severally represent and warrant to Teletronics and the Shareholders that to Westower's knowledge the statements contained in this Article 5 are true and correct:

      5.1 Organization and Existence. Westower and Sub are corporations duly organized, validly existing, and in good standing under the laws of the State of Washington. Westower is duly qualified to do business as a foreign corporation in all other states where the nature of Westower's business requires such qualification.

      5.2 Power and Authority. Westower and Sub have full corporate power and authority to execute, deliver and perform this Agreement and all other agreements, certificates or documents to be delivered in connection herewith. including, without limitation, the other agreements, certificates and documents contemplated hereby (collectively, the "Westower Closing Documents"). Westower and Sub have full corporate power and authority to own, lease and operate their properties and assets and to conduct their businesses as the same have been or are currently being conducted.

      5.3 Authorization. The execution, delivery and performance of this Agreement and all of the Westower Closing Documents by Westower and Sub have been duly authorized by all requisite corporate action.

      5.4 Binding Effect. Upon execution and delivery by Westower and Sub, this Agreement and the Westower Closing Documents will be and constitute the valid, binding and legal obligations of Westower and Sub enforceable against Westower and Sub in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization moratorium or similar laws relating to or affecting creditors rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      5.5 Capitalization. Westower is authorized by its Articles of Incorporation to issue 10,000,000 shares of common stock, $.01 par value per share, of which 6,901,359 shares were outstanding on October 1, 1998. All outstanding shares are duly and validly issued, fully paid, and non-assessable, and all were issued free of any preemptive rights.

      5.6 Westower Stock. All shares of Westower Stock into which the Teletronics Shares will be converted pursuant to the Merger will be newly issued or treasury shares, and, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive rights, free and clear of all claims, liens, charges and encumbrances of any nature whatsoever, except those imposed by applicable securities laws and this Agreement.

      5.7 Westower Financial Statements. The financial statements of Westower contained in the Westower SEC Filings (collectively, the "Westower Financial Statements") fairly present the financial position of Westower at the dates thereof and the results of its operations for the periods therein specified in accordance with generally accepted accounting principles consistently applied except as may be noted therein.

      5.8 No Default. Neither the execution and delivery of this Agreement or the Westower Closing Documents nor full performance by Westower and Sub of their obligations hereunder or thereunder will violate or breach or otherwise constitute or give rise to a default under, the terms or provisions of the Articles of Incorporation or Bylaws of Westower or Sub, or, subject to obtaining any and all necessary consents, of any contract, commitment or other obligation included in or necessary for the operation of the Westower's business following the Closing or any other material contract, commitment, or other obligation to which Westower or Sub is a party.

      5.9 No Consents. No consent, approval or authorization of, or registration, declaration or filing with any third party including, but not limited to, any governmental department, agency, commission or other instrumentality except those, if any, as are delivered or obtained on or prior to the Closing, is required to be obtained or made by Westower or Sub prior to the Closing to authorize the execution, delivery and performance by Westower or Sub of this Agreement or the Westower Closing Documents.

      5.10 No Knowledge of the Shareholder's Default. Westower and Sub have no knowledge that any of the Shareholders' representations and warranties contained in this Agreement or the Shareholders Closing Documents are untrue, inaccurate or incomplete in any material respect or that the Shareholders are in default under any terms or provision of this Agreement or the Shareholders Closing Documents.

      5.11 Filings with the SEC. Except as may have been disclosed to the Shareholders, Westower has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The filings pursuant to the Securities Act and the Exchange Act are collectively referred to as the "Public Reports." Each of the Public Reports has complied with the Securities Act and the Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      5.12 Subsequent Events; Investment Information. Subsequent to the respective dates as of which information is given in the Public Reports or the Westower SEC Filings, there has been no material adverse change or any fact known to Westower and not disclosed to the Shareholders that could reasonably be expected to result in a materials adverse change in the financial condition or in the results of operations, business or properties of Westower, and, except as disclosed in the Public Reports or the Westower SEC Filings, there is no litigation or governmental proceeding to which Westower is a party or to which any property of Westower is subject or that is pending or, to the knowledge of Westower, contemplated against Westower that Westower reasonably expects to result in any material adverse change in the business or financial condition of Westower. The Westower SEC Filings do not contain any untrue statement or a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      5.13 Full Disclosure. No information furnished by Westower or Sub to the Shareholders in connection with this Agreement (including, but not limited to, the Westower Financial Statements) is false or misleading in any material respect. No representation or warranty by Westower or Sub in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

      5.14 Tax-Free Merger. It is the intent of Westower and Sub that the Merger qualify as a tax-free reorganization under Section 368(a) of the Code and Westower and Sub covenant and agree not to take any action inconsistent with such intent,

      5.15 No Redemptions. Except for repurchases or redemptions of Westower Stock that are consistent with past practices and purchase programs that were not created or modified in connection with the Merger, neither Westower nor any "related person" of Westower (within the meaning of Income Tax Regulation
Section 1.3681 (e)(3)) will repurchase or redeem any of the Westower Stock to be issued in the Merger.

      5.16 Creation and Control of Sub. Prior to the Merger, Westower will be in control of Sub within the meaning of Section 368(c) of the Code. Sub was formed solely to consummate the Merger and at no time has or will Sub conduct any business activities or other operations of any kind other than the issuance of its stock to Westower prior to the Closing Date.

      5.17 Issuance of Teletronics Shares. Following the Merger, Teletronics will not issue additional shares of stock that would result in Westower losing control of Teletronics within the meaning of Section 368(c) of the Code.

      5.18 Continuation of Teletronics. Following the Merger, Teletronics will continue its historic business or use a significant portion of its historic business assets in a business and Westower will cause Teletronics to do so. Westower has no plan or intention to liquidate Teletronics; to merge Teletronics with or into another corporation; to sell or otherwise dispose of the stock of Teletronics; or to cause Teletronics to sell or otherwise dispose of any of its assets or any of the assets acquired from Sub, except for dispositions made in the ordinary course of business.

      5.19 Not Investment Company. Neither Westower nor Sub is an investment company as defined in Section 368(a)(2)(F)(iii) or (iv) of the Code.

      5.20 Reliance. The foregoing representations and warranties are made by Westower and Sub with the knowledge and expectation that the Shareholders are placing complete reliance thereon.

                                   ARTICLE 6.

                                   COVENANTS

     The Teletronics Entities and the Shareholders agree that, pending the Closing and except as otherwise approved by Westower, such approval not to be unreasonably withheld:

      6.1 Business in the Ordinary Course. The Teletronics Entities shall refrain from engaging in transactions other than in the ordinary course of business consistent with past practice. The Teletronics Entities shall also refrain from entering into any transaction involving expenditures of more than $100,000.

      6.2 Accounting and Credit Changes. The Teletronics Entities shall not make any changes in their accounting procedures and practices or their credit criteria from those in existence at January 1, 1998.

      6.3 Capitalization, Options and Dividends. The Teletronics Entities shall not amend their respective Articles of Incorporation and shall not issue or reclassify or alter any shares of their capital stock; they shall not grant options, warrants, or other rights of any kind to purchase, or agree to issue any shares of their capital stock; they shall not purchase or redeem or otherwise acquire for a consideration any shares of their capital stock and shall not declare or pay any dividend or other distribution or make payments in respect of their capital stock, except for a one time cash dividend by the Teletronics Entities of up to $800,000 in the aggregate to the Shareholders at closing. Westower agrees that it shall advance sufficient funds to Teletronics at

Closing, through either an intercompany loan or a contribution to capital, to enable the Teletronics Entities to make such distribution.

      6.4 Encumbrance of Assets. The Teletronics Entities shall not mortgage, pledge or encumber any of their properties or assets.

      6.5 Employment Agreements. The Teletronics Entities shall not enter into any employment agreements and shall keep in effect their present compensation program (including pension plans and other fringe benefits).

      6.6 Access. Subject to the confidentiality obligations contained in this Agreement, Westower and its officers, attorneys, accountants and representatives shall be permitted to examine the property, books and records of the Teletronics Entities, and their title to any real estate, and such officers, attorneys, accountants and representatives shall be afforded access to such property, books, records and titles, and the Shareholders will upon request furnish Westower with any information reasonably required in respect to the Teletronics's Entities property, assets, and business and will provide Westower with copies of any contract, document or instrument listed in any Schedule hereto.

      6.7 Good Will. The Teletronics Entities will use their best efforts to preserve the good will of their customers and suppliers and others having business relations with them.

      6.8 Exclusive Rights to Westower. Neither Teletronics nor the Shareholders, will enter into discussions or negotiations with any other party with a view to (i) the sale of the Teletronics Shares, (ii) a merger between Teletronics and another party or (iii) a sale of all or substantially all of the assets of Teletronics.

      6.9 Election to Close Books. The Shareholders agree that promptly following the Closing they will take whatever steps are necessary to Close Books Upon S Corporation Termination and will execute a Consent of the Shareholders to such election.

                                   ARTICLE 7.

                             POST-CLOSING COVENANTS

      7.1 Stock Plans.

          (a) Peter T. Holland shall have the right to designate to the committee of Westower's Board of Directors that administers Westower's stock option plan the identities of employees of the Surviving Corporation to receive options pursuant to the Westower Corporation 1998 Stock Incentive Compensation Plan or such successor plan as Westower and its shareholders may adopt (the "Plan") and the number of shares to be subject to the options for each such employee, such options to be effective and priced on the date of grant; provided, however, that the total number of options granted pursuant to the terms of this provision will in no event confer on such Surviving Corporation employees any rights to purchase an aggregate of more than 21,026 shares of Westower Stock. All options granted to Surviving Corporation employees will be exercisable within ten (10) years from the date of grant and one-third of such options shall vest on each of the first three anniversaries of the Closing Date. Subject to approval by such committee, all options granted hereunder shall constitute "incentive stock options" within the meaning of Section 422 of the Code, or nonqualified stock options, as designated by Peter T. Holland.

          (b) The Surviving Corporation shall continue to administer and maintain the Teletronics 1998 Employee Incentive Stock and Cash Award Plan (the "Teletronics Award Plan"), attached hereto as Exhibit 7.1(b), in accordance with its constituent documents and all applicable provisions of the Code, ERISA and other laws, including applicable federal and state securities laws; provided, however, that shares of Westower Stock shall be substituted in place of any and all Teletronics Shares issued or to be issued pursuant to the Teletronics Award Plan at the rate of 188.076 shares of Westower Stock for each Teletronics Share. Prior to issuance, Westower will file a registration statement on Form S-8 registering all Westower Stock issued pursuant to the Teletronics Award Plan.

      7.2 Personal Guarantees. Within 30 days after Closing, Westower shall use commercially reasonable efforts to cause the release of the Shareholders from personal guarantees issued by them that are disclosed on Schedule 4.10 to secure obligations Teletronics. Westower shall retain discretion over the nature of the action to be taken, which may include the granting of replacement security or the refinancing of the loans secured by the guarantees. Westower shall indemnify each Shareholder against any cost expense or liability under any such guarantee.

      7.3 Registration Rights. With respect to the Westower Stock to be delivered at Closing to the Shareholders pursuant to Section 2.2 or into an escrow account pursuant to Section 8.4(b), Westower shall grant to the Shareholders piggyback and demand registration rights pursuant to a Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit 7.3.

      7.4 Employment Agreements. Westower shall cause Surviving Corporation to enter into Employment Agreements with Peter Holland and Brent Wysocki in substantially the form attached hereto as Exhibit 7.4. Westower agrees that it will cause Peter Holland and Brent Wysocki to be continually appointed to the Board of Directors of the Surviving Corporation as long as they remain an employee of the Surviving Corporation.

      7.5 Covenant Not to Compete.

          (a) The Shareholders agree that for a period of three years following the Closing Date or one year following from the date of termination of their employment with

Surviving Corporation for any reason, whether with or without cause, whichever period is longer, neither will, except as expressly permitted hereunder, directly or indirectly (i) operate, develop or own any interest, other than the ownership of less than 5% of the equity securities of a publicly traded company, in the business of wireless telecommunications site development within Canada and/or the United States of America (a "Business"); (ii) compete with Westower, Surviving Corporation or their subsidiaries and affiliates in the operation or development of any Business; (iii) with the exception of Surviving Corporation, be employed by any business which owns, manages, or operates a Business; (iv) interfere with, solicit, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between Surviving Corporation, or its subsidiaries or affiliates, and any customer, client, supplier or employee of Surviving Corporation, or its subsidiaries or affiliates; or (v) solicit any employee of Surviving Corporation, or its subsidiaries or affiliates, to leave their employment with Surviving Corporation or its subsidiaries or affiliates, as the case may be, or hire any such employee to work for a Business. The Shareholders shall not be entitled to circumvent the provisions of this Section 7.5 by entering into a relationship with a Business as a consultant, director, advisor, or otherwise, which has the effect of competing with Surviving Corporation, its affiliates or subsidiaries.

          (b) If a judicial determination is made that any of the provisions of
Section 7.5(a) constitute an unreasonable or otherwise unenforceable restriction, such provisions shall be rendered void only to the extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, the parties hereto hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the territory or prohibited business activity from the coverage of
Section 7.5(a) and to apply the provisions of Section 7.5(a) to the remaining portion of the territory or the remaining business activities not so severed by such judicial authority. The time period during which the prohibitions set forth in Section 7.5(a) shall apply shall be tolled and suspended during all violations of Section 7.5(a).

          (c) The Shareholders specifically acknowledge and agree that the restrictions set forth in this Section 7.5 are reasonable and necessary to protect the legitimate interests of Westower and Surviving Corporation and that Westower and Sub would not have undertaken the Merger in the absence of such restrictions. The Shareholders further acknowledge and agree that any violation of the provisions of this Section 7.5 will result in irreparable injury to Westower and Surviving Corporation, that the remedy at law for any violation or threatened violation of such Section will be inadequate and that in the event of any such breach, Westower or Surviving Corporation, in addition to any other remedies or damages available at law or in equity, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of proving actual damages. The existence of any claim or cause of action on the part of the Shareholders against Westower or Surviving Corporation, whether arising from this Agreement or otherwise, shall not constitute a defense to the granting or enforcement of this injunctive relief. If Westower or Surviving Corporation prevail in an action to enforce any of its rights under this Agreement,

Westower or Surviving Corporation shall be entitled to recover from the Shareholders, as applicable, all reasonable attorneys' fees, court costs and other expenses incurred by Westower or Surviving Corporation in connection with the enforcement of those rights.

      7.6 Audit. The Shareholders will cooperate fully (including delivery of representation letters in a form customarily required of management) with independent auditors designated by Westower to allow such auditors to audit financial statements of Teletronics (at Westower's expense) for any periods through the Closing Date and deliver an opinion thereon as required by the rules and regulations of the SEC.

      7.7 Westower Stock.

          (a) No Shareholder will, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of any Westower Stock received by such Shareholder in the Merger prior to expiration of six months after the Closing Date. Subject to Section 7.7(b) hereto, after the expiration of such six month period, up to one-half of the Westower Stock issued as part of the Merger consideration may be resold at any time before the first anniversary of the Closing Date, and all the remaining Westower Stock (excluding any Westower Stock still held in escrow pursuant to Section 8.4(b)) may be resold beginning on the first anniversary of the Closing Date. Notwithstanding anything in the foregoing to the contrary, a Shareholder may transfer shares of Westower Stock to a Related Party, as defined herein, for estate planning purposes, provided that such Related Party transferee (i) acknowledges the contractual restrictions relating to the transfer of such shares set forth in this Section and (ii) agrees to be bound by the same . For purposes hereof, "Related Party" means, with respect to any Person that is an individual, any spouse, lineal descendant (including by adoption), executor, administrator, trustee, legatee or beneficiary of such Person or any other Person controlled by such Person. For purposes hereof, "Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership or other entity or organization. Transfers of Westower Stock by employees of the Surviving Corporation also are subject to Westower policies against insider trading and the misuse of material non-public information and compliance with applicable securities laws and rules. Persons who become affiliates of Westower may be subject to additional restrictions on the trading of their Westower Shares pursuant to applicable law. The certificate or certificates evidencing the shares of Westower Stock to be delivered to the Shareholders in the Merger will bear restrictive legends substantially in the following form as long as applicable:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CONTRACTUAL RESTRICTIONS ON TRANSFER EXPIRING ON __________, 1999 PURSUANT TO THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED AS OF OCTOBER __, 1998 (THE "AGREEMENT"), BY AND AMONG THE ISSUER, WESTOWER TELETRONICS
                ---------
          ACQUISITION CORP., TELETRONICS MANAGEMENT

          SERVICES, INC. (THE "COMPANY") AND THE SHAREHOLDERS OF THE COMPANY.
                               -------
          PRIOR TO THE EXPIRATION OF SUCH HOLDING PERIOD, SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT EXCEPT TO THE EXTENT SUCH SALE, TRANSFER OR ASSIGNMENT IS IN COMPLIANCE WITH THE AGREEMENT. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) WHEN THE CONTRACTUAL RESTRICTIONS HAVE EXPIRED.

          (b) Each Shareholder further covenants that none of the Westower Stock that will be issued to such Shareholder pursuant to this Agreement will be offered, sold, assigned, pledged, transferred, or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act and the rules and regulations thereunder and applicable state securities laws. Until and unless Westower receives a legal opinion of counsel acceptable to Westower that the proposed transfer does not require registration under the Securities Act and applicable state securities laws , the Shareholders hereby authorize Westower to instruct its transfer agent not to transfer any of the Westower Stock. All stock certificates representing the Westower Stock shall be endorsed with the following restrictive legend:

          THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW BUT HAVE BEEN ACQUIRED FOR THE PRIVATE INVESTMENT OF THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL EITHER (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO OR (ii) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION AND ITS COUNSEL THAT REGISTRATION UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED OFFER, SALE OR TRANSFER.

          (b) Westower shall remove the legend set forth in Section 7.7(b) upon receipt of an opinion of counsel, acceptable to Westower, that the Westower Stock may be sold pursuant to 144(k).

                                   ARTICLE 8.

                                INDEMNIFICATION

      8.1 Indemnification by the Shareholders. Subject to the consummation of the Closing and the limitations set forth in this Section 8.1, the Shareholders shall, severally and not jointly, indemnify and hold harmless Westower, the Surviving Corporation and their respective officers, directors, agents, employees and affiliates against and in respect of any and all claims, suits, demands, liabilities, damages, losses, costs and expenses arising out of or otherwise in respect of:

          (a) any breach of any representation, warranty or covenant contained in this Agreement or in any certificate or other instrument furnished on behalf of Teletronics or by the Shareholders, pursuant to this Agreement; provided, however, that any breach of the representations and warranties in Section 4.2 or
Section 4.3 with respect to an individual Shareholder's shares shall be the several obligation of only the Shareholder breaching such Section, and

          (b) any and all actions, suits, proceedings, audits, judgments, costs and legal and other expenses incident to any of the foregoing or to the enforcement of this Section 8.1;

provided, however, that the Shareholders shall not be liable for indemnification under this Agreement for any breach of a representation or warranty that was not set forth in a claim (including a contingent claim that sets forth the facts on which a claim may be made in the future to the extent then known) presented in writing to the Shareholders pursuant to Section 11.13 within one year after Closing. Notwithstanding anything to the contrary herein, the Shareholders shall be liable, responsible or obligated to indemnify Westower and Sub for claims for breach of a representation or warranty under this Section 8.1, only if the aggregate amount of such claims exceeds $100,000. The total liability and responsibility of the Shareholders under this Section 8.1 shall be limited to $1,000,000.

      8.2 Indemnification by Westower. Subject to the consummation of the Closing, Westower shall indemnify and hold harmless the Shareholders against and in respect of any and all claims, suits, demands, liabilities, damages, losses, costs and expenses, arising out of or resulting from any of the following:

          (a) any breach of any representation, warranty or covenant in this Agreement or in any certificate or other instrument furnished on behalf of Westower or Sub pursuant to this Agreement, and

          (b) any and all actions, suits, proceedings, audits, judgments, costs and legal and other expenses incident to any of the foregoing or to the enforcement of this Section 8.2.

      8.3 Indemnification Procedure for Third-Party Claims. Promptly after the receipt by any party hereto of notice of any claim or the commencement of any action or proceeding by any third party, such party will, if a claim with respect thereto is to be made against any party obligated to provide indemnification (the "Indemnifying Party") pursuant to Section 8.1 or 8.2, give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such Indemnifying Party shall have the right, at its option and upon posting a bond or other security equal to such claims, to compromise or defend, at its own expense and by its counsel, any matter involving the asserted liability of the party seeking such indemnification. Such notice, and opportunity to defend, shall be a condition precedent to any liability of the Indemnifying Party under the indemnification agreements contained in this Article 8. If any Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the party seeking indemnification of its intention to do so, and the party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against any such asserted liability.
In any event, the indemnified party shall have the right at its own expense to participate in the defense of such asserted liability.

      8.4 Walker Ranch Tower Accident.

          (a) Teletronics is currently involved in a dispute arising out of the April 16, 1998 "Walker Ranch" tower accident as set forth in Schedule 4.8 attached hereto (the "Walker Ranch Accident"). Subject to the limitations set forth in Sections 8.4(b) and (c) below, the Shareholders shall, severally and not jointly, indemnify and hold harmless Westower and the Surviving Corporation and their respective officers, directors, agents, employees and affiliates against and in respect of any and all claims, suits, demands, liabilities, damages, losses, costs and expenses, calculated after taking into account the net effect of any tax benefits or insurance proceeds, of any nature whatsoever, arising out of the Walker Ranch Accident ("Walker Ranch Liabilities"), including, but not limited to, costs and expenses arising out of Pacific
                                                                 -------
Insurance Company, Ltd. v. Utilities & C.C., Inc. and Teletronics Management
----------------------------------------------------------------------------
Services, Inc., Civil Action No. 98-12718, filed in the Superior Court of
--------------
Arizona, County of Maricopa.

          (b) The parties shall enter into an escrow agreement with Chase Manhattan Bank and Trust Company, N.A., as Escrow Agent, pursuant to which a portion of the Merger Consideration consisting of shares of Westower Stock having a market value of $500,000 based on the closing price of Westower Stock on the Amex on the trading day immediately prior to the Closing Date ("Escrow Shares") shall be deposited with the Escrow Agent into an escrow account pending either the resolution of all claims and expenses arising out of or relating to the Walker Tower Accident or the written acknowledgment without reservation by one or both of Pacific Insurance Company, Ltd. or SAFECO Insurance Company of America of responsibility for all Walker Ranch Liabilities. Upon payment by Westower or the Surviving Corporation of Walker Ranch Liabilities which, together with any amounts to which Westower, the Surviving Corporation or any other indemnified party under
Section 8.1 is entitled (without regard to the $100,000 threshold set forth therein), are in excess of $100,000, Westower shall be entitled to receive the number of Escrow Shares whose aggregate value (based on the average closing price of Westower Stock on the Amex for the 20 trading days immediately prior to such payment) equals such Walker Ranch Liabilities. Upon resolution or acknowledgment without reservation of coverage for the Walker Ranch Accident, the remainder of the Escrow Shares, if any, shall be paid to the Shareholders. To the extent the Walker Ranch Liabilities incurred by Westower or the Surviving Corporation exceed the value of the Escrow Shares, they shall be the obligation of the Shareholders, subject to Section 8.4(c) below.

          (c) Any amounts paid by the Shareholders pursuant to this Section 8.4 shall be applied against the $1,000,000 cap set forth in Section 8.1, and the maximum indemnification obligation of the Shareholders pursuant to Sections 8.1 and 8.4 shall not exceed $1,000,000 in the aggregate.

                                   ARTICLE 9.

            CONDITIONS PRECEDENT TO WESTOWER'S AND SUB'S OBLIGATIONS

     All obligations of Westower and Sub under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

      9.1 Representations and Warranties. The representations and warranties of Teletronics and the Shareholders contained in this Agreement shall be true in all material respects at and as of the time of Closing as though made at and as of such time (except to the extent that they are stated therein to be true as of some other date) and Teletronics and the Shareholders shall have delivered to Westower and Sub a certificate dated the Closing Date and signed by them to such effect.

      9.2 Compliance with Agreements. The Shareholders and Teletronics shall have complied in all material respects with all agreements and conditions required by this Agreement to be performed by them prior to or at the Closing, and Teletronics and the Shareholders shall have delivered to Westower and Sub a certificate dated the Closing Date and signed by them to such effect.

      9.3 Opinion of Counsel. Teletronics and the Shareholders shall have delivered to Westower and Sub an opinion of their counsel dated as of the Closing Date and in form and substance satisfactory to Westower and based, as to factual matters, on certificates of Shareholders to the effect that:

          (a) Each of the Shareholders is the lawful owner of record of the number of Teletronics Shares set forth in this Agreement free and clear of any liens and encumbrances known to such counsel.

          (b) This Agreement constitutes a legal valid and binding obligation of Teletronics and the Shareholders enforceable in accordance with its terms, and upon filing of Articles of Merger as set forth in this Agreement, Sub will be merged with and into Teletronics as provided in this Agreement.

          (c) Teletronics' authorized capital stock consists of 10,000 shares of common stock, $.01 par value, of which 1,000 shares are validly issued, outstanding, fully paid and nonassessable.

          (d) Teletronics is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has the corporate power to perform its business as presently conducted and to own and lease the properties used in connection therewith. Teletronics is duly qualified to do business and is in good standing in all jurisdictions specified in this Agreement.

          (e) The consummation of the transactions contemplated by this Agreement will not result in a breach of any term of or constitute a default under the Articles of Incorporation or Bylaws of Teletronics, or, to the knowledge of such counsel, any indenture, agreement, instrument or understanding known to such counsel to which Teletronics or the Shareholders are a party or by which it or any of them is bound.

      9.4 Material Damage. The business and properties of Teletronics, taken as a whole, shall not have been and shall not be threatened to be materially adversely affected in any way as a result of fire, explosion, earthquake, disaster, accident, labor dispute, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy.

      9.5 Employment Agreements.  The Employment Agreements referred to in
Section 7.4 shall have been executed and delivered.

                                  ARTICLE 10.

                      CONDITIONS PRECEDENT TO TELETRONICS'
                         AND SHAREHOLDERS' OBLIGATIONS

     All obligations of Teletronics and the Shareholders under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

      10.1 Representations and Warranties. Westower's and Sub's representations and warranties contained in this Agreement shall be true at and as of the time of Closing as though made at and as of such time (except to the extent that they are stated therein to be true as of some other date) and Westower and Sub shall have delivered to Teletronics and the Shareholders a certificate dated as of Closing and signed by them to such effect.

      10.2 Compliance with Agreements. Westower and Sub shall have performed and complied with all agreements and conditions required by this Agreement to be performed by it prior to or at the Closing, and shall have delivered to the Teletronics and the Shareholders a certificate dated as of Closing and signed by them to such effect.

      10.3 Opinion of Counsel. Westower and Sub shall have delivered to the Shareholders and Teletronics an opinion of their counsel Morgan, Lewis & Bockius LLP (who will rely on Davis Wright Tremaine LLP as to matters of Washington law), dated as of the Closing Date and in form and substance satisfactory to the Shareholders and Teletronics that the Westower Stock to be delivered to the Shareholders as part of the Merger Consolidation, when issued and delivered, will be validly issued, fully paid and nonassessable.

      10.4 Material Damage. The business and properties of Westower and its subsidiaries taken as a whole shall not have been and shall not be threatened to be materially adversely affected in any way as a result of fire, explosion, earthquake, disaster, accident, labor dispute, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy.

      10.5 Agreements.  The Registration Rights Agreement referred to in Section
7.3 and the Employment Agreements referred to in Section 7.4 shall have been executed and delivered.

      10.6 Listing of Westower Stock. The Westower Stock issuable in the Merger pursuant to Article 2 shall have been approved for listing on the Amex.

                                  ARTICLE 11.

                                 MISCELLANEOUS

      11.1 Broker Fees. Teletronics and the Shareholders represent and warrant to Westower and Sub that they have not engaged or dealt with any broker or finder so as to obligate Westower or the Surviving Corporation to pay a fee, commission or similar amount in respect to the execution of this Agreement or the consummation of the transactions contemplated hereby. Any breach of this representation and warranty shall not be subject to the $100,000 and $1,000,000 limits in Section 8.1.

      11.2 Survival of Representations and Warranties. All representations, warranties and agreements, made by Teletronics, the Shareholders, Westower or Sub in this Agreement shall survive the Closing and continue in full force and effect for a period of one year.

Notwithstanding any investigations or audit conducted before or after Closing, the parties shall be entitled to rely upon the representations and warranties set forth in this Agreement.

      11.3 Knowledge. References to the "knowledge" of either or both of the Teletronics Entities contained herein refer to the actual knowledge of the Shareholders who are members of the Board of Directors of the Teletronics Entities after inquiry of the employees of the Teletronics Entities whose responsibilities cover the subject matter of the representations and warranties.

      11.4 Materiality. The term "material" when used herein means an amount or effect on the matter so qualified which is in excess of $100,000.

      11.5 Expenses. Westower and Sub shall bear their legal fees and expenses, in connection with the transactions contemplated hereby. Teletronics will bear the costs and expenses incurred by Teletronics and the Shareholders in connection with the transactions contemplated hereby; provided, however, that if
                                                      --------  -------
the transactions contemplated hereby are consummated, the legal fees and expenses of Teletronics in excesses of $100,000 shall be paid by the Shareholders .

      11.6 Announcements. All parties shall cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers and suppliers.

      11.7 Further Actions and Assurances. Westower, Sub, Teletronics and the Shareholders will execute and deliver any and all documents, and will cause any and all other action to be taken, either before or after Closing, which may be necessary or proper to effect or evidence the provisions of this Agreement and the transactions contemplated hereby.

      11.8 Counterparts. This Agreement may be executed in several counterparts, each of which is an original and the Shareholders may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

      11.9 Contents of Agreement; Parties in Interest. This Agreement sets forth the entire understanding of the parties. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. All representations, warranties, covenants, terms, conditions and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and assigns of Teletronics, the Shareholders, Westower and Sub.

      11.10 Washington Law to Govern. This Agreement shall be construed and enforced in accordance with the laws of the State of Washington.

      11.11 Section Headings and Gender. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict the terms or provisions hereof. The use of the masculine pronoun herein when referring to any party has been for convenience only and shall be deemed to refer to the particular party intended regardless of the actual gender of such party.

      11.12 Schedules. All Schedules referred to in this Agreement are intended to be and are hereby specifically made a part of this Agreement.

      11.13 Notices. All notices, requests and other communications which are required or permitted hereunder shall be sufficient if given in writing and delivered personally or by registered or certified mail, postage prepaid, or by facsimile followed by an original signed copy, as follows: (or to such other addresses as shall be set forth in a notice given in the same manner):

          If to Westower or Sub:      Westower Corporation
                                      7001 NE 40th Avenue
                                      Vancouver, WA  98661
                                      Facsimile No. (360) 750-9354

          With a copy to:             Peter S. Sartorius Esq.
                                      Morgan, Lewis & Bockius LLP
                                      2000 One Logan Square
                                      Philadelphia, PA  19103

          If to Teletronics:          Teletronics Management Services, Inc.
                                      2001 Sixth Avenue, Suite 3302
                                      Seattle, WA  98121
                                      Attention:  Peter T. Holland

          If to Shareholders:         Peter T. Holland
                                      4208 55th Avenue, N.E.
                                      Seattle, WA  98105

                                      Brent Wysocki
                                      4015 Wildwood
                                      Austin, TX  78739

          If to Teletronics or Shareholder
          with a copy to:                     Marion V. Larson, Esq.
                                              Graham & James LLP/
                                              Riddell Williams P.S.
                                              1001 Fourth Avenue
                                              Suite 4500
                                              Seattle, WA  98154

      11.14 Confidential Information. Westower and sub agree to hold in confidence any information not generally available to the public received by them from Teletronics or the Shareholders pursuant to the terms of this Agreement. Similarly, Teletronics and the Shareholders agree to hold in confidence any information not generally available to the public received by them from Westower. If this Agreement is terminated for any reason, each of the parties and their corporate affiliates and representatives will continue to hold such information in confidence and will, to the extent requested by the other party, promptly return all written materials furnished pursuant hereto. Neither party to this Agreement shall use information received from the other for any purpose other than evaluating the merits and risks of the transaction contemplated by this Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                    WESTOWER CORPORATION


                                    By: /s/ Calvin J. Payne
                                       ----------------------------
                                        Calvin J. Payne, Chairman


                                    WESTOWER TELETRONICS
                                      ACQUISITION CORP.


                                    By: /s/ Calvin J. Payne
                                       ----------------------------
                                        Calvin J. Payne, President


                                    TELETRONICS MANAGEMENT
                                    SERVICES, INC.


                                    By: /s/ Peter T. Holland
                                       ----------------------------
                                        Peter T. Holland, President


                                    SHAREHOLDERS:

                                    /s/ Peter T. Holland
                                    -------------------------------
                                    Peter T. Holland


                                    /s/ Brent Wysocki
                                    -------------------------------
                                    Brent Wysocki


The undersigned, Catherine Elizabeth Holland, wife of Peter T. Holland, hereby certifies that she has read this Agreement and Plan of Merger ("Agreement"), acknowledges that she understands its terms and ratifies and approves the terms insofar as they do or may affect the management and disposition of any community property or liability, and does hereby join in any and every sale or other disposition of community property made pursuant to the Agreement.


/s/ Catherine Elizabeth Holland
-------------------------------
Catherine Elizabeth Holland

                                                                     Exhibit 1.1
                                                                     -----------

                               ARTICLES OF MERGER
                                       OF
                     WESTOWER TELETRONICS ACQUISITION CORP.
                           (A WASHINGTON CORPORATION)
                                      INTO
                     TELETRONICS MANAGEMENT SERVICES, INC.
                           (A WASHINGTON CORPORATION)


          Pursuant to the provisions of the RCW (S)23B.11.050 of the Washington Business Corporation Act, the undersigned corporations do hereby make and execute these Articles of Merger for the purpose of merging Westower Teletronics Acquisition Corp., a Washington corporation, into Teletronics Management Services, Inc., a Washington corporation (the "Merger").

A.   The  Plan of Merger is as follows:

     1.   The Merger.  The names of each corporation to be merged are Westower
          ----------
Teletronics Acquisition Corp., a Washington corporation ("Sub"), and Teletronics Management Services, Inc., a Washington corporation ("Teletronics").
Teletronics shall be the surviving corporation.

     2.   Conversion and Exchange of Stock.  In the Merger each outstanding
          --------------------------------
share of common stock of Teletronics shall be converted into the right to receive: (a) $1,000 in cash; plus (b) 188.076 shares of common stock, $.01 par value, of Westower Corporation, a Washington corporation ("Westower Stock"). No fractional shares of Westower Stock will be issued. The number of shares to be issued to any Shareholder of Teletronics will be rounded downward to the nearest whole share, and cash will be paid in lieu of any fraction at the rate of $24.375 per share. Each outstanding share of Sub shall be converted into and become one share of common stock of the surviving corporation.

     3.   Articles of Incorporation.  The Articles of Incorporation of the
          -------------------------
surviving corporation in effect immediately prior to the Merger shall continue in full force and effect and remain the Articles of Incorporation of the surviving corporation until the same shall be altered, amended or repealed in accordance with applicable law.

     4.   Bylaws.  The Bylaws of Sub in effect immediately prior to the Merger
          ------
shall be the Bylaws of the surviving corporation until amended in accordance with applicable law.

     5.   Directors and Officers.  The Board of Directors of the surviving
          ----------------------
corporation shall initially consist of Peter T. Holland, Brent Wysocki, Calvin
J. Payne, S. Roy Jeffrey and Peter Lucas, who shall hold office in each case in accordance with the Bylaws of the surviving corporation. The initial officers of the surviving corporation shall be:

               Peter T. Holland        President
               Brent Wysocki           Vice President
               Peter Lucas             Vice President, Treasurer and
                                       Secretary

Each officer shall hold office in accordance with the Bylaws of the surviving corporation.

B. The Effective Time of the Merger shall be the date on which these Articles of Merger are filed with the Secretary of State for the State of Washington.

C. The Plan of Merger was adopted by the Shareholders of Teletronics and Sub on October 23, 1998.


Dated:  October __, 1998
                         TELETRONICS  MANAGEMENT SERVICES, INC.


                         By:
                            -----------------------------------
                               Peter Holland
                               President


                         WESTOWER TELETRONICS ACQUISITION CORP.


                         By:
                            -----------------------------------
                               Calvin J. Payne
                               President

                                                                  EXHIBIT 7.1(b)

                    TELETRONICS MANAGEMENT SERVICES, INC.

              1998 EMPLOYEE INCENTIVE STOCK AND CASH AWARD PLAN


Section 1. Purpose.

     The purpose of this Plan is to provide a method by which selected individuals performing services for the Company may be offered an opportunity to increase their personal interest in the growth and success of the Company, to enable the Company to attract to and to retain in its employment over the years persons of outstanding competence, and to promote the shareholder point of view among employees of the Company.

Section 2. Definitions.

     (a) "Company" means Teletronics Management Services, Inc. and any successor corporation.

     (b) "Common Stock" means shares of the common stock of the Company.

     (c) "Effective Date" means the date of adoption of this Plan by the Board of Directors of the Company.

     (d) "Employee" means any person, including an officer of the Company (whether or not he or she is also a director thereof), who is employed by the Company and who, in the opinion of the Board of Directors, is in a position to contribute materially to the Company's continued growth and development and to its future financial success.

     (e) "Participant" means an Employee who is awarded Units under the Plan and who has credits standing to his or her account under the Plan.

     (f) "Plan" means the 1998 Employee Incentive Stock and Cash Award Plan of Teletronics Management Services, Inc.

     (g) "Termination Date" means the date of a Participant's severance from employment with the Company by reason of his or her death, retirement, resignation, discharge, or any other reason.

     (h) "Units" means the designation by which basic credits to Participants' accounts hereunder are recorded and referred. Each Unit, when awarded, shall be deemed to constitute an immediate credit to the Participant's account.

     (i) "Vesting Date" means the date specified in each award of Units on which the Units shall become payable. Payment of awards shall be at such time and on such date as the Board of Directors in its sole discretion determines.

Section 3. Administration.

     The Board of Directors of the Company shall administer, construe and interpret this Plan. No member of the Board of Directors shall be liable for any act done or determination made in good faith. The Board of Directors may, in its discretion, establish an Administrative Committee consisting of one or more members of the Board of Directors, who shall serve at the pleasure of the Board of Directors, to administer the Plan. The construction and interpretation by the Board of Directors of any provision of this Plan shall be final and conclusive.

Section 4. Grant of Awards.

     The Board of Directors shall determine from time to time, in its sole discretion, subject to the provisions of this Plan:

     (a) The Employees who shall participate in the Plan from time to time and the awards to them;

     (b) The number and composition of Units to be recorded to the account of each Participant;

     (c) The Vesting Date for each Unit awarded to a Participant; and

     (d) All of the other terms and conditions (which need not be identical) of the Units and the awards of Units.

Section 5. Recording of Units.

     The Company shall set up an appropriate record and thereafter from time to time enter therein the name of each Participant, the number of Units and the composition of each Unit awarded to him or her, the date or date of such awards, the Vesting Date or Vesting Dates of such awards, and any later adjustments to the number of such Units or the composition thereof.

Section 6. Payment of Awards.

     The Company will pay to the Participant the aggregate amounts of Common Stock and/or cash standing to his or her credit upon the Vesting Date for each award as determined according to Section 4. The amount paid will be adjusted to account for withholding requirements in accordance with Section 7.

Section 7. Composition of and Withholding from the Units.

     (a) Each Unit may consist of Common Stock or cash, or any combination of Common Stock and cash. The composition of each Unit shall be determined solely at the discretion of the Board of Directors.

     (b) Any required withholding for all taxes in connection with the award, with respect to both Common Stock and cash in any award, to the extent not prohibited by law, will be withheld and deducted from the cash portion of the payment of each award or deposited by the Participant with the Company.

Section 8. Legends.

     Each certificate representing shares of Common Stock issued upon payment of an award shall, unless the Board of Directors otherwise determines, contain on its face the notice "SEE TRANSFER RESTRICTIONS ON REVERSE" and on its reverse a legend in form substantially as follows, together with any other legends that are required by the provisions of the Plan or that the Board of Directors determines to be necessary or appropriate:

     NOTICE: TRANSFER AND OTHER RESTRICTIONS

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF EXCEPT UPON SATISFACTION OF CERTAIN CONDITIONS. INFORMATION CONCERNING THESE RESTRICTIONS MAY BE OBTAINED FROM THE CORPORATION. ANY OFFER OR DISPOSITION OF THESE SECURITIES WITHOUT SATISFACTION OF SAID CONDITIONS WILL BE WRONGFUL AND WILL NOT ENTITLE THE TRANSFEREE TO REGISTER OWNERSHIP OF THE SECURITIES WITH THE CORPORATION.

     The Company may cause the transfer agent for the Common Stock to place a stop transfer order with respect to such shares.

Section 9. Termination before Vesting.

     If a Participant's Termination Date shall occur before his or her Vesting Date for any reason, then the Units awarded shall be distributed and paid on the Vesting Date to the other remaining Participants employed by the Company on the Vesting Date on a pro rata basis.

Section 10. Adjustment of Units.

     In the event of any stock dividend on the Common Stock or any split up or combination of the shares of the Common Stock, appropriate adjustment shall be made by the Board of Directors in the number of Units standing to the credit of each Participant; provided however, that the Board of Directors shall not be required to establish any fractional Units. In the event of a merger of the Company in which Common Stock of the Company is converted into securities and/or property of any other corporation, the Common Stock issuable hereunder shall be converted into the right to receive securities and/or property of such other corporations at such rate as the Board of Directors of the Company in its sole discretion shall determine.

Section 11. Limitation of Rights.

     Nothing in this Plan shall be construed to:

     (a) Give any employee of the Company any right to be awarded any Units other than in the sole discretion of the Board of Directors;

     (b) Give any participant any rights whatsoever with respect to shares of Common Stock of the Company;

     (c) Limit in any way the right of the Company to terminate a Participant's employment with the Company, with or without cause, at any time; or

     (d) Be evidence of any agreement or understanding, express or implied, that the Company will employ a Participant in any particular position or at any particular rate of remuneration.

Section 12. Nonalienation of Benefits.

     No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If any Participant should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder, then such right or benefit shall, in the sole discretion of the Board of Directors, cease, and in such event, the Company shall distribute such Participant's Units to the other Participants in the Plan on a pro rata basis.

Section 13. Amendment or Termination of Plan.

     The Board of Directors may amend or terminate this Plan at any time, except that any amendment or termination of this Plan shall not affect the rights of Participants to payments in accordance with Section 6 of Units standing to the credit of Participants at the time of such amendment or termination.

Section 14. Government and Other Regulations.

     (a) The obligation of the Company with respect to the Units and the issuance of Common Stock upon the Vesting Date thereof shall be subject to all applicable laws, rules and regulations and such approval by any governmental agencies as may be required, including but not limited to the effectiveness of any registration statement required under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of any securities exchange or over-the-counter market on which the Common Stock may be listed or quoted. The

Company shall have no obligation to register shares of Common Stock issuable upon the Vesting Date of Units under the Securities Act or to register, qualify or list such shares under the laws of any state or other jurisdiction or the rules of any securities exchange or over-the-counter market.

     (b) As long as the Common Stock is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company intends that all shares of Common Stock issuable upon the Vesting Date of Units shall be exempt from registration under the provisions of Section 5 of the Securities Act, and the Plan shall be administered in a manner so as to preserve such exemption. The Company also intends that the Plan shall constitute a written compensatory benefit plan, within the meaning of Rule 701 (b) promulgated under the Securities Act, and that each Unit awarded at a time when the Common Stock is not registered under the Exchange Act shall, unless otherwise specified by the Board of Directors at the time the Unit is awarded or at any time thereafter, be granted in reliance on the exemption from the registration requirements of Section 5 of the Securities Act provided by Rule 701.

Section 15. Plan Not Exclusive.

     Neither the adoption of the Plan by the Board of Directors nor any submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including but not limited to the granting of stock options and the awarding of stock and cash outside of the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 16. Governing Law

     The Plan and the rights of all persons hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Washington.

                                                                     Exhibit 7.3
                                                                     -----------

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made as of the 23rd day of October, 1998, by and among Westower Corporation, a Washington corporation (the "Company"), and Peter T. Holland and Brent Wysocki (the "Shareholders").

                                   BACKGROUND

     On October 23, 1998, the parties to this Agreement entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Westower Teletronics Acquisition Corp., a Washington corporation and wholly-owned subsidiary of the Company ("Sub"), was merged with and into Teletronics Management Services, Inc., a Washington corporation ("Teletronics"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

     Pursuant to the Merger Agreement, the Company issued to the Shareholders shares of Westower Stock. As a material term of the Merger Agreement, the Company has agreed to grant to the Shareholders certain registration rights with respect to the Registrable Securities.

     Therefore, the parties agree as follows:

1.   Registration Rights.  The Company covenants and agrees as follows:

     1.1. Definitions.  For purposes of this Section 1:

          (a) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

          (b) The term "Act" means the Securities Act of 1933, as amended.

          (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee of Registrable Securities in accordance with Section 1.10 of this Agreement.

          (d) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement.

          (e) The term "Registrable Securities" means the shares of Westower Stock issued under the Merger Agreement and any securities of the Company issued or issuable in exchange for, or in replacement of, such Westower Stock, excluding in all cases, however, (i) any Registrable Securities transferred by a Holder in a transaction in which rights under this Agreement are not assigned, (ii) any Registrable Securities sold in a public offering pursuant to a Registration Statement filed with the SEC, or (iii) any Registrable Securities which may be sold in a single 3-month period without registration under the Act pursuant to Rule 144 promulgated under the Act ("Rule 144").

          (f) The term "SEC" means the Securities and Exchange Commission.

     1.2. Demand Registration

          (a) If the Company receives at any time after the date that is six months after Closing, a written request from the Holders of a majority of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Act covering the registration of at least fifty percent (50%) of the Registrable Securities then outstanding, then the Company shall:

               (i) within 10 days of the receipt thereof, give written notice of such request to all Holders; and

               (ii) use all reasonable efforts to effect as soon as practicable, and in any event within 180 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within 30 days of the mailing of such notice by the Company in accordance with Section 2.4, subject to the limitations of subsection 1.2(b).

          (b) If the Initiating Holders intend to distribute Registrable Securities by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a), and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Holders and shall be an underwriter of regional or national standing reasonably acceptable to the Company. In such event, the right of any Holder to include Registrable Securities in the registration shall be conditioned upon such Holder's participation in the underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder). All Holders proposing to distribute their securities through the underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.
     Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant to this subsection, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders, including the

     Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in the underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

          (c) Notwithstanding the foregoing, if the Company furnishes to Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for a registration statement to be filed and it is therefore essential to defer the filing of the registration statement, the Company shall have the right to defer taking action with respect to the filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

          (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

               (i) after the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective; and

               (ii) within twelve months after the effective date of the first registration made pursuant to this Section 1.2.

          (e) Nothing herein modifies the prohibitions on transfer set forth in
     Section 7.7(a) of the Merger Agreement.

     1.3. Piggyback Registration.

          (a) If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock under the Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-4 or Form S-8 or successors thereto or on any other form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 1.4, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. In the event that the Company decides, for any reason, not to complete the registration of shares of common stock other than the Registrable Securities, or in the event that inclusion of the Registrable Securities would in the opinion of the managing underwriter for the offering, impair an offering by the Company or its shareholders for whom the registration statement is filed, the Company shall have no obligation under this Section 1.3 to register, or continue with the registration of, the Registrable Securities.

          (b) Nothing herein modifies the prohibitions on transfer set forth in
Section 7.7(a) of the Merger Agreement.

     1.4. Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that the 120-day period shall be extended for a period of time equal to the period the Holder is prohibited from selling any securities included in such registration pursuant to Section 1.11 hereof or the terms of any lockup agreement entered into at the request of the Company or an underwriter.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by the registration statement under other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the registration.

          (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that the Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
     Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company, in form and substance as is customarily given to underwriters in an underwritten public offering, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering.

     1.5. Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (including the reasonable fees and disbursements of one counsel for the selling Holders) shall be borne by the Company, provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses) unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2.

     1.6. Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section
1.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

     1.7. Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by Holders to be included in such underwriting exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the underwriting only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders having piggyback registration rights according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholder).

     1.8. Indemnification. In the event any Registrable Securities are included in a registration statement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection exceed the gross proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, than an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

          (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and Holders under this Section shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

     1.9. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144, the Company agrees to use its reasonable best efforts to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (c) furnish to any Holder so long as the Holder owns any Registrable Securities, upon request (i) a written statement by the Company stating whether it has complied with the reporting requirements of Rule 144, the Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     1.10. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act and the Merger Agreement; and (d) the Company gives its prior written consent, such consent not to be unreasonably withheld. The Company agrees that it will consent to assignments to trusts created by the Shareholders for estate planning purposes and to gifts to employees of Teletronics.

     1.11. Blackout Period. If at any time after the effective date of a registration statement filed hereunder the Company gives to the Shareholders a notice pursuant to Section 1.4(f) hereof stating that the Company requires the suspension by the Shareholders of the distribution of any of the Registrable Securities, then the Shareholders shall cease distributing the Registrable Securities for such period of time (the "Blackout Period"), not to exceed 120 days from the time notice is sent until the Company informs the Shareholders that the Blackout Period has been terminated. Upon notice by the Company to the Shareholders of such determination, the Shareholders will (a) keep the fact of any such notice strictly confidential, (b) promptly halt any offer, sale, trading or transfer of any of the Registrable Securities for the duration of the Blackout Period, and (c) promptly halt any use, publication, dissemination or distribution of each prospectus included within the registration statement, and any amendment or supplement thereto, by it and any of its affiliates for the duration of the Blackout Period.

     1.12. Lock-Up. In connection with any underwritten public offering by the Company, the Shareholders agree, if requested, to execute a lock-up letter addressed to the managing underwriter in customary form agreeing not to sell or otherwise dispose of the Registrable Securities owned by the Shareholders (other than any that may be included in the offering) for a period not exceeding 180 days.

2.   Miscellaneous

     2.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     2.2. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Washington.

     2.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.4. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in the manner and to the addresses set forth in the Merger Agreement.

     2.5. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     2.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

     2.7. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable with its terms.

     2.8. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this agreement.

     The parties have executed this Registration Rights Agreement as of the date first above written.

                                    WESTOWER CORPORATION


                                    By:
                                       ---------------------------------
                                        Calvin J. Payne, Chairman


                                    ------------------------------------
                                    Peter T. Holland


                                    ------------------------------------
                                    Brent Wysocki

                                                                     Exhibit 7.4
                                                                     -----------


                              EMPLOYMENT AGREEMENT
                              --------------------


          This Agreement is made this 23rd day of October, 1998, between Teletronics Management Services, Inc., a Washington corporation (the "Company"), and Peter Holland ("Employee").

                              W I T N E S S E T H:

          WHEREAS, the Company will become a wholly-owned subsidiary of Westower Corporation, a Washington corporation ("Westower"), pursuant to the terms set forth in the Agreement and Plan of Merger dated as of October 23, 1998 (the "Merger Agreement") .


          WHEREAS, Westower and the Company desire that the Company employ Employee and Employee desires to accept such employment by the Company effective on the closing date under the Merger Agreement ("Closing Date") subject to the terms and conditions contained herein;

          WHEREAS, in serving as an employee of the Company, Employee will be in a position in which Employee will participate in the use and development of confidential proprietary information about the Company and its affiliates (which term shall include Westower and its other subsidiaries) as to which the Company desires to protect fully its rights;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the promises and the mutual covenants and agreements herein set forth, the parties agree as follows:

          1.   Employment.  As of the Closing Date, the Company hereby employs
               ----------
Employee as its President, and Employee accepts such employment, subject to the terms and conditions set forth herein. Employee shall perform all duties and services regularly incident to the position of President of the Company, and Employee shall perform such other duties and services consistent with his position as may be reasonably prescribed by the Board of Directors of the
Company from time to time.   Employee will also serve on the Board of Directors
of the Company for so long as he is employed hereunder. During his employment hereunder, Employee shall devote his best efforts and attention, on a full-time basis, to the performance of the duties required of him as an employee of the Company.

          2.   Compensation.  As compensation for services rendered by Employee
               ------------
hereunder, Employee shall receive:

          (a) An annual salary of $120,000, or such higher salary as shall be determined by the Board of Directors at Employee's annual evaluation and compensation review;

          (b) Employee shall be eligible to participate in the Company's discretionary bonus program whereby a bonus pool equal to 10 percent of the pre-tax earnings (if any) of the Company is made available for employee bonuses.

          (c) Insurance and other benefits equivalent to the benefits provided other executive employees of the Company;

          (d) Three weeks of paid vacation.

          (e) Participation, when eligible, in the Company's retirement plan as such plan may be amended or modified by the Company from time to time;

          (f) Reimbursement for all reasonable expenses incurred by Employee in the performance of his duties under this Agreement, provided that Employee submits verification of such expenses in accordance with the policies of the Company; and

          (g) Participation, when eligible, in any compensation incentive program of the Company, if any, as such program may be amended or modified by the Company from time to time.

          Prior to the end of each calendar year of this Agreement, the Company may review with Employee his compensation hereunder. Any increase in salary or changes in fringe benefits agreed upon by Employee and the Company at such annual review shall become effective the following January 1 unless otherwise agreed to by the Company and Employee.

          3.   Confidential Information and Trade Secrets.
               ------------------------------------------

          (a) Employee recognizes that Employee's position with the Company requires considerable responsibility and trust, and, in reliance on Employee's loyalty, the Company may entrust Employee with highly sensitive confidential, restricted and proprietary information involving Trade Secrets (defined below) and Confidential Information (defined below) of the Company and its affiliates.

          (b) For purposes of this Agreement, a "Trade Secret" is any scientific or technical information, design, process, procedure, formula or improvement of the Company or any of its affiliates that is valuable and not generally known to competitors of the Company and its affiliates. "Confidential Information" is any data or information, other than Trade Secrets, of the Company or any of its affiliates that is important, competitively sensitive, and not generally known by the public, including, but not limited to, the Company's strategic and business plans, business prospects, training manuals, product development plans, bidding and pricing procedures, market strategies, internal performance statistics, financial data, confidential personnel information concerning employees, supplier data, operational or administrative plans, policy manuals, and terms and conditions of contracts and agreements and such similar information relating to subsidiaries and affiliates of the Company. The terms "Trade Secret" and "Confidential Information" shall not apply to information which is (1) already in Employee's possession (unless such information was obtained by Employee from the Company or its affiliates or was obtained by Employee in the course of Employee's employment by the Company or its affiliates), (2) received by Employee from a third party with no restriction on disclosure or (3) required to be disclosed by any applicable law.

          (c) Except as required to perform Employee's duties as an employee, Employee will not use or disclose any Trade Secrets or Confidential Information during employment or at any time after termination of employment and prior to such time as they cease to be Trade Secrets or Confidential Information through no act of Employee in violation of this Section 3.

          (d) Upon the request of the Company and, in any event, upon the termination of employment hereunder, Employee will surrender to the Company all memoranda, notes, records, drawings, manuals or other documents (including all copies thereof) pertaining to the Company's business, Employee's employment or the business of the Company or its affiliates. Employee will also leave with the Company all materials involving any Trade Secrets or Confidential Information. All such information and materials, whether or not made or developed by Employee, shall be the sole and exclusive property of the Company or its affiliates, and Employee hereby assigns to the Company all of Employee's right, title and interest in and to any and all of such information and materials.

          4.   Covenant Not to Compete.  Employee hereby covenants and agrees to
               -----------------------
comply with and adhere to the provisions of Section 7.5 of the Merger Agreement, which is incorporated herein by reference with the same effect as if restated herein in full.

          5.   Specific Enforcement.  Employee specifically acknowledges and
               --------------------
agrees that the restrictions set forth in Section 3 hereof and Section 7.5 of the Merger Agreement as incorporated herein by Section 4 are reasonable and necessary to protect the legitimate interest of the Company and its affiliates and that the Company would not have employed Employee in the absence of such restrictions. Employee further acknowledges and agrees that any violation of the provisions of Section 3 hereof or Section 7.5 of the Merger Agreement will result in irreparable injury to the Company or its affiliates, that the remedy at law for any violation or threatened violation of such Sections will be inadequate and that in the event of any such breach, the Company or its affiliates, in addition to any other remedies or damages available at law or in equity, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of proving actual damages. The existence of any claim or cause of action on the part of Employee against the Company or any of its affiliates, whether arising from this Agreement or otherwise, shall not constitute a defense to the granting or enforcement of this injunctive relief. If either party is required to enforce any of its rights under this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable attorneys' fees, court costs and other expenses incurred by the prevailing party in connection with the successful enforcement of those rights.

          6.   Term of Agreement.  This Agreement shall be effective as of the
               -----------------
Closing Date and shall continue for a term of two (2) years from the Closing Date unless terminated by either party in the manner set forth herein. This Agreement shall be automatically renewed for successive one (1) year terms unless written notice of termination is given by either party at least ninety
(90) days prior to the end of the then current term, or as otherwise provided herein.

          7.   Termination Upon Cessation of Operations or Death or Disability
               ---------------------------------------------------------------
of the Employee.  In the event the Company ceases its operations (other than
---------------
pursuant to Section 11 below), Employee dies during the term of this Agreement, or the Employee is disabled and unable to perform his duties in any material respect for a period of three (3) months, this Agreement shall immediately terminate and neither the Employee nor the Company shall have any further obligations hereunder, except that the Company shall continue to be obligated under Section 2 hereof for any unpaid salary, accrued vacation and other benefits or unreimbursed expenses owed to Employee or his estate that have accrued but not been paid as of the date of termination.

          8.   Termination by Employee.  Employee may at any time terminate his
               -----------------------
employment by giving the Company thirty (30) days prior written notice of his intent to terminate the Agreement, unless the termination is because of Changed Circumstances as set forth in Section 10. Upon such termination, Employee shall have no further obligation to the Company, except as set forth in Sections 3 and 4 hereof, and Employee shall have no further rights or obligations hereunder, except as set forth in Section 2 hereof for unpaid salary, accrued vacation and other benefits or unreimbursed expenses that have accrued but have not been paid as of the date of termination, unless termination is because of Changed Circumstances, as set forth in Section 10.

          9.   Termination for Cause.  The Company shall have the right at any
               ---------------------
time to terminate Employee's employment immediately for cause, which shall include any of the following reasons: Employee's violation of the provisions of Sections 3 or 4 hereof, gross neglect of duty, conviction under a state or federal law involving commission of a crime against the Company or any of its affiliates or a felony, willful failure or refusal to carry out lawful duties or directions of the Board of Directors of the Company reasonably consistent with such duties, which failure or refusal, if susceptible of being cured, is not cured within 30 days following receipt from the Board of a demand to cure including specific action to be taken, or the willful engaging by the Employee in gross misconduct materially injurious to the Company or its affiliates.

          Employee's obligations under Sections 3 and 4 hereof shall survive the termination of this Agreement pursuant to this Section 9. In the event Employee's employment hereunder is terminated in accordance with this Section, the Company shall have no further obligation to make any payments to Employee hereunder except as set forth in Section 2 for unpaid salary, accrued vacation and other benefits or unreimbursed expenses that have accrued but have not been paid as of the date of termination.

          10.  Termination by Company Without Cause or by Employee for Changed
               ---------------------------------------------------------------
Circumstances.  The Company may terminate the employment relationship with
-------------
Employee without cause (which shall not include a termination pursuant to Sections 7, 8 or 9) by giving Employee fifteen (15) days prior written notice. Employee may terminate the employment relationship with the Company for Changed Circumstances by giving the Company fifteen (15) days prior written notice. The term "Changed Circumstances" as used in this Section 10 means (a) a reduction in Employee's base salary and benefits; (b) a material reduction in the scope of Employee's authority and/or responsibilities; (c) the requirement that Employee relocate outside of the greater Seattle area to a location unacceptable to Employee; or (d) or the requirement that Employee travel outside of the greater Seattle area substantially more often than is consistent with past practice. In the event the employment relationship is terminated by the Company without cause or by Employee for Changed Circumstances during the term hereof, the Company shall pay Employee all accrued vacation and other benefits and unreimbursed expenses owed to Employee that have accrued but have not been paid as of the date of termination. The Company shall also continue to pay to Employee all salary and benefits, including, but not limited to, payment of health insurance premiums, hereunder until the expiration of the term set forth in Section 6. Such payments shall be made in accordance with Employee's regular salary schedule. Payment of the severance benefits set forth herein shall be subject to the execution and delivery of a Separation Agreement (including a release of all claims against the Company) the terms of which will reasonably be determined by the parties. The Company's obligations pursuant to this Section 10 shall terminate immediately upon any violation of Section 3 or 4 hereof or the taking of any other action by Employee that would have the effect of declaring the provisions of Section 3 or 4 hereof not enforceable.

          11.  Assignment.
               ----------

          (a) The rights and benefits of Employee under this Agreement, other than accrued and unpaid amounts due under Section 2 and Section 10 hereof, are personal to him and shall not be assignable.

          (b) This Agreement may not be assigned by the Company except to an affiliate of the Company; provided, however, that if the Company shall sell or otherwise transfer substantially all its assets to another corporation or entity, the Company shall assign its rights hereunder to that corporation or entity and cause such corporation or entity to assume the Company's obligations under this Agreement.

          12.  Notices.  Any notice or other communications under this Agreement
               -------
shall be in writing, signed by the party making the same, and shall be delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

          If to Employee:     Peter Holland
                              c/o Teletronics Management Services, Inc.
                              2001 Sixth Avenue, Suite 3302
                              Seattle, Washington 98121

          If to the Company:  c/o Westower Corporation
                              7001 N.E. 40th Ave.
                              Vancouver, WA  98661
                              Attention:  Chairman of the Board

or to such other address as may hereafter be designated by either party hereto. All such notices shall be deemed given on the date received.

          13.  Governing Law and Venue.  This Agreement shall be interpreted and
               -----------------------
enforced in accordance with the laws of the State of Washington. In any dispute arising out of or relating to this Agreement, the parties agree that venue shall be had in King County, Washington.

          14.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid, but if any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability for any such provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

          15.  Entire Agreement.  This Agreement contains the entire agreement
               ----------------
of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, covenants, or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement may not be changed except by a writing executed by the parties.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

                                    Teletronics Management Services, Inc.


                                    By:
                                       ------------------------------------
                                          Peter Lucas, Vice President


                                    EMPLOYEE


                                    ---------------------------------------
                                    Peter Holland

                                                                     Exhibit 7.4
                                                                     -----------


                              EMPLOYMENT AGREEMENT
                              --------------------


          This Agreement is made this 23rd day of October, 1998, between Teletronics Management Services, Inc., a Washington corporation (the "Company"), and Brent Wysocki ("Employee").

                              W I T N E S S E T H:

          WHEREAS, the Company will become a wholly-owned subsidiary of Westower Corporation, a Washington corporation ("Westower"), pursuant to the terms set forth in the Agreement and Plan of Merger dated as of October 23, 1998 (the "Merger Agreement") .


          WHEREAS, Westower and the Company desire that the Company employ Employee and Employee desires to accept such employment by the Company effective on the closing date under the Merger Agreement ("Closing Date") subject to the terms and conditions contained herein;

          WHEREAS, in serving as an employee of the Company, Employee will be in a position in which Employee will participate in the use and development of confidential proprietary information about the Company and its affiliates (which term shall include Westower and its other subsidiaries) as to which the Company desires to protect fully its rights;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the promises and the mutual covenants and agreements herein set forth, the parties agree as follows:

          1.   Employment.  As of the Closing Date, the Company hereby employs
               ----------
Employee as its President, and Employee accepts such employment, subject to the terms and conditions set forth herein. Employee shall perform all duties and services regularly incident to the position of President of the Company, and Employee shall perform such other duties and services consistent with his position as may be reasonably prescribed by the Board of Directors of the
Company from time to time.   Employee will also serve on the Board of Directors
of the Company for so long as he is employed hereunder. During his employment hereunder, Employee shall devote his best efforts and attention, on a full-time basis, to the performance of the duties required of him as an employee of the Company.

          2.   Compensation.  As compensation for services rendered by Employee
               ------------
hereunder, Employee shall receive:

          (a) An annual salary of $120,000, or such higher salary as shall be determined by the Board of Directors at Employee's annual evaluation and compensation review;

          (b) Employee shall be eligible to participate in the Company's discretionary bonus program whereby a bonus pool equal to 10 percent of the pre-tax earnings (if any) of the Company is made available for employee bonuses.

          (c) Insurance and other benefits equivalent to the benefits provided other executive employees of the Company;

          (d) Three weeks of paid vacation.

          (e) Participation, when eligible, in the Company's retirement plan as such plan may be amended or modified by the Company from time to time;

          (f) Reimbursement for all reasonable expenses incurred by Employee in the performance of his duties under this Agreement, provided that Employee submits verification of such expenses in accordance with the policies of the Company; and

          (g) Participation, when eligible, in any compensation incentive program of the Company, if any, as such program may be amended or modified by the Company from time to time.

          Prior to the end of each calendar year of this Agreement, the Company may review with Employee his compensation hereunder. Any increase in salary or changes in fringe benefits agreed upon by Employee and the Company at such annual review shall become effective the following January 1 unless otherwise agreed to by the Company and Employee.

          3.   Confidential Information and Trade Secrets.
               ------------------------------------------

          (a) Employee recognizes that Employee's position with the Company requires considerable responsibility and trust, and, in reliance on Employee's loyalty, the Company may entrust Employee with highly sensitive confidential, restricted and proprietary information involving Trade Secrets (defined below) and Confidential Information (defined below) of the Company and its affiliates.

          (b) For purposes of this Agreement, a "Trade Secret" is any scientific or technical information, design, process, procedure, formula or improvement of the Company or any of its affiliates that is valuable and not generally known to competitors of the Company and its affiliates. "Confidential Information" is any data or information, other than Trade Secrets, of the Company or any of its affiliates that is important, competitively sensitive, and not generally known by the public, including, but not limited to, the Company's strategic and business plans, business prospects, training manuals, product development plans, bidding and pricing procedures, market strategies, internal performance statistics, financial data, confidential personnel information concerning employees, supplier data, operational or administrative plans, policy manuals, and terms and conditions of contracts and agreements and such similar information relating to subsidiaries and affiliates of the Company. The terms "Trade Secret" and "Confidential Information" shall not apply to information which is (1) already in Employee's possession (unless such information was obtained by Employee from the Company or its affiliates or was obtained by Employee in the course of Employee's employment by the Company or its affiliates), (2) received by Employee from a third party with no restriction on disclosure or (3) required to be disclosed by any applicable law.

          (c) Except as required to perform Employee's duties as an employee, Employee will not use or disclose any Trade Secrets or Confidential Information during employment or at any time after termination of employment and prior to such time as they cease to be Trade Secrets or Confidential Information through no act of Employee in violation of this Section 3.

          (d) Upon the request of the Company and, in any event, upon the termination of employment hereunder, Employee will surrender to the Company all memoranda, notes, records, drawings, manuals or other documents (including all copies thereof) pertaining to the Company's business, Employee's employment or the business of the Company or its affiliates. Employee will also leave with the Company all materials involving any Trade Secrets or Confidential Information. All such information and materials, whether or not made or developed by Employee, shall be the sole and exclusive property of the Company or its affiliates, and Employee hereby assigns to the Company all of Employee's right, title and interest in and to any and all of such information and materials.

          4.   Covenant Not to Compete.  Employee hereby covenants and agrees to
               -----------------------
comply with and adhere to the provisions of Section 7.5 of the Merger Agreement, which is incorporated herein by reference with the same effect as if restated herein in full.

          5.   Specific Enforcement.  Employee specifically acknowledges and
               --------------------
agrees that the restrictions set forth in Section 3 hereof and Section 7.5 of the Merger Agreement as incorporated herein by Section 4 are reasonable and necessary to protect the legitimate interest of the Company and its affiliates and that the Company would not have employed Employee in the absence of such restrictions. Employee further acknowledges and agrees that any violation of the provisions of Section 3 hereof or Section 7.5 of the Merger Agreement will result in irreparable injury to the Company or its affiliates, that the remedy at law for any violation or threatened violation of such Sections will be inadequate and that in the event of any such breach, the Company or its affiliates, in addition to any other remedies or damages available at law or in equity, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of proving actual damages. The existence of any claim or cause of action on the part of Employee against the Company or any of its affiliates, whether arising from this Agreement or otherwise, shall not constitute a defense to the granting or enforcement of this injunctive relief. If either party is required to enforce any of its rights under this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable attorneys' fees, court costs and other expenses incurred by the prevailing party in connection with the successful enforcement of those rights.

          6.   Term of Agreement.  This Agreement shall be effective as of the
               -----------------
Closing Date and shall continue for a term of two (2) years from the Closing Date unless terminated by either party in the manner set forth herein. This Agreement shall be automatically renewed for successive one (1) year terms unless written notice of termination is given by either party at least ninety
(90) days prior to the end of the then current term, or as otherwise provided herein.

          7.   Termination Upon Cessation of Operations or Death or Disability
               ---------------------------------------------------------------
of the Employee.  In the event the Company ceases its operations (other than
---------------
pursuant to Section 11 below), Employee dies during the term of this Agreement, or the Employee is disabled and unable to perform his duties in any material respect for a period of three (3) months, this Agreement shall immediately terminate and neither the Employee nor the Company shall have any further obligations hereunder, except that the Company shall continue to be obligated under Section 2 hereof for any unpaid salary, accrued vacation and other benefits or unreimbursed expenses owed to Employee or his estate that have accrued but not been paid as of the date of termination.

          8.   Termination by Employee.  Employee may at any time terminate his
               -----------------------
employment by giving the Company thirty (30) days prior written notice of his intent to terminate the Agreement, unless the termination is because of Changed Circumstances as set forth in Section 10. Upon such termination, Employee shall have no further obligation to the Company, except as set forth in Sections 3 and 4 hereof, and Employee shall have no further rights or obligations hereunder, except as set forth in Section 2 hereof for unpaid salary, accrued vacation and other benefits or unreimbursed expenses that have accrued but have not been paid as of the date of termination, unless termination is because of Changed Circumstances, as set forth in Section 10.

          9.   Termination for Cause.  The Company shall have the right at any
               ---------------------
time to terminate Employee's employment immediately for cause, which shall include any of the following reasons: Employee's violation of the provisions of Sections 3 or 4 hereof, gross neglect of duty, conviction under a state or federal law involving commission of a crime against the Company or any of its affiliates or a felony, willful failure or refusal to carry out lawful duties or directions of the Board of Directors of the Company reasonably consistent with such duties, which failure or refusal, if susceptible of being cured, is not cured within 30 days following receipt from the Board of a demand to cure including specific action to be taken, or the willful engaging by the Employee in gross misconduct materially injurious to the Company or its affiliates.

          Employee's obligations under Sections 3 and 4 hereof shall survive the termination of this Agreement pursuant to this Section 9. In the event Employee's employment hereunder is terminated in accordance with this Section, the Company shall have no further obligation to make any payments to Employee hereunder except as set forth in Section 2 for unpaid salary, accrued vacation and other benefits or unreimbursed expenses that have accrued but have not been paid as of the date of termination.

          10.  Termination by Company Without Cause or by Employee for Changed
               ---------------------------------------------------------------
Circumstances.  The Company may terminate the employment relationship with
-------------
Employee without cause (which shall not include a termination pursuant to Sections 7, 8 or 9) by giving Employee fifteen (15) days prior written notice. Employee may terminate the employment relationship with the Company for Changed Circumstances by giving the Company fifteen (15) days prior written notice. The term "Changed Circumstances" as used in this Section 10 means (a) a reduction in Employee's base salary and benefits; (b) a material reduction in the scope of Employee's authority and/or responsibilities; (c) the requirement that Employee relocate outside of the greater Seattle area to a location unacceptable to Employee; or (d) or the requirement that Employee travel outside of the greater Seattle area substantially more often than is consistent with past practice. In the event the employment relationship is terminated by the Company without cause or by Employee for Changed Circumstances during the term hereof, the Company shall pay Employee all accrued vacation and other benefits and unreimbursed expenses owed to Employee that have accrued but have not been paid as of the date of termination. The Company shall also continue to pay to Employee all salary and benefits, including, but not limited to, payment of health insurance premiums, hereunder until the expiration of the term set forth in Section 6. Such payments shall be made in accordance with Employee's regular salary schedule. Payment of the severance benefits set forth herein shall be subject to the execution and delivery of a Separation Agreement (including a release of all claims against the Company) the terms of which will reasonably be determined by the parties. The Company's obligations pursuant to this Section 10 shall terminate immediately upon any violation of Section 3 or 4 hereof or the taking of any other action by Employee that would have the effect of declaring the provisions of Section 3 or 4 hereof not enforceable.

          11.  Assignment.
               ----------

          (a) The rights and benefits of Employee under this Agreement, other than accrued and unpaid amounts due under Section 2 and Section 10 hereof, are personal to him and shall not be assignable.

          (b) This Agreement may not be assigned by the Company except to an affiliate of the Company; provided, however, that if the Company shall sell or otherwise transfer substantially all its assets to another corporation or entity, the Company shall assign its rights hereunder to that corporation or entity and cause such corporation or entity to assume the Company's obligations under this Agreement.

          12.  Notices.  Any notice or other communications under this Agreement
               -------
shall be in writing, signed by the party making the same, and shall be delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

          If to Employee:     Brent Wysocki
                              c/o Teletronics Management Services, Inc.
                              2001 Sixth Avenue, Suite 3302
                              Seattle, Washington 98121

          If to the Company:  c/o Westower Corporation
                              7001 N.E. 40th Ave.
                              Vancouver, WA  98661
                              Attention:  Chairman of the Board

or to such other address as may hereafter be designated by either party hereto. All such notices shall be deemed given on the date received.

          13.  Governing Law and Venue.  This Agreement shall be interpreted and
               -----------------------
enforced in accordance with the laws of the State of Washington. In any dispute arising out of or relating to this Agreement, the parties agree that venue shall be had in King County, Washington.

          14.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid, but if any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability for any such provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

          15.  Entire Agreement.  This Agreement contains the entire agreement
               ----------------
of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, covenants, or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement may not be changed except by a writing executed by the parties.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

                                    Teletronics Management Services, Inc.


                                    By:
                                       -------------------------------------
                                        Peter Lucas, Vice President


                                    EMPLOYEE


                                    ----------------------------------------
                                    Brent Wysocki